UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NIOCORP DEVELOPMENTS LTD.
(Name of Registrant as Specified in its Charter)

Not Applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NIOCORP DEVELOPMENTS LTD.

NOTICE OF MEETING

AND

MANAGEMENT INFORMATION

AND PROXY CIRCULAR

for the

Annual General Meeting of Shareholders

to be held on

December 15, 2022

The attached Notice of Meeting, Management Information and Proxy Circular and form of proxy and notes thereto for the 2022 annual general meeting of shareholders, together with the Company’s annual report to shareholders, are first being made available to shareholders of the Company on or about October 28, 2022.

NIOCORP DEVELOPMENTS LTD.

NOTICE OF MEETING

NOTICE IS HEREBY GIVEN THAT the 2022 annual general meeting of shareholders (the “Meeting”) of NioCorp Developments Ltd. (the “Company”) will be held on Thursday, December 15, 2022, at 10:00 a.m. Mountain Standard Time (“MST”) at 7000 S. Yosemite Street, Lower-Level Conference Room, Centennial, Colorado, 80112 for the following purposes:

1.	to receive and consider the audited financial statements of the Company for the year ended June 30, 2022, together with the auditor’s report thereon;
2.	to set the number of directors for the ensuing year at seven;
3.	to elect seven directors to hold office until the next annual general meeting;
4.	to appoint BDO USA, LLP as auditors of the Company to hold office until the next annual general meeting and to authorize the Board of Directors to fix their remuneration through the Audit Committee;
5.	to approve, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers;
6.	to approve, on a nonbinding, advisory basis, the frequency of future shareholder advisory votes to approve the compensation of the Company’s named executive officers; and
7.	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Being made available along with this Notice of Meeting are (i) the Management Information and Proxy Circular; (ii) a form of proxy and notes thereto; and (iii) the Company’s annual report to shareholders (collectively, the “Meeting Materials”).

The Company’s Board of Directors has fixed October 20, 2022, as the record date for the Meeting.

If you are a registered shareholder of the Company and are unable to attend the Meeting in person, you may vote: (i) via the Internet; (ii) by calling a toll-free telephone number; or (iii) if you received your proxy materials by mail, by dating and executing the form of proxy for the Meeting and depositing it by hand delivery or by mail with Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 or by facsimile to 1-866-249-7775 (within North America) or 1-416-263-9524 (outside North America). Instructions for telephone and Internet voting are included in the notice that the Company mailed to shareholders on or about October 28, 2022. All instructions are also listed in the form of proxy and notes thereto. Your proxy or voting instructions must be received in each case no later than 10:00 a.m. MST on December 13, 2022, or no later than 48 hours before the Meeting is reconvened following any adjournment or postponement.

If you are a non-registered shareholder of the Company and receive these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary.

The Meeting Materials are first being made available to shareholders of the Company on or about October 28, 2022.

DATED at Centennial, Colorado, this 28th day of October, 2022.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ MARK A. SMITH

MARK A. SMITH

Chief Executive Officer

Page

MANAGEMENT SOLICITATION OF PROXIES	1
THE PROPOSED TRANSACTION	2
INFORMATION ABOUT PROXIES	2
Solicitation of Proxies	2
Appointment of Proxyholder and Return of Proxy	3
Revocation of Proxy	3
Voting of Proxies and Exercise of Discretion by Proxyholders	4
Voting by Beneficial Shareholders	4
Securities Entitled to Vote	5
Broker Non-Votes, Abstentions and Quorum	5
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	5
PRINCIPAL SHAREHOLDERS	6
Security Ownership of Certain Beneficial Owners	8
No Hedging or Other Speculative Transactions by Employees, Officers and Directors	8
Change in Control Arrangements	8
FINANCIAL STATEMENTS	9
PARTICULARS OF MATTERS TO BE ACTED UPON	9
I AND II – NUMBER AND ELECTION OF DIRECTORS	9
Director Nominees	10
Arrangements between Officers and Directors	12
Family Relationships	12
Other Directorships	12
Legal Proceedings	13
Voting Procedures for the Election of Directors	13
III – APPOINTMENT OF AUDITORS	14
Principal Accountant Fees and Services	14
Pre-approval Policies	15
Voting Procedures for Appointment of Auditor	15
IV – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY PROPOSAL”)	15
V – ADVISORY VOTE TO APPROVE THE FREQUENCY OF SHAREHOLDER ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-FREQUENCY PROPOSAL”)	16
CORPORATE GOVERNANCE	17
Director Independence	17
Board Meetings	18
Mandate of the Board	19

(continued)

Page

Position Descriptions	19
Orientation and Continuing Education	19
Board Committees	20
Audit Committee and Audit Committee Financial Experts	20
Relevant Education and Experience of Audit Committee Members	21
Audit Committee Report	21
Compensation Committee	22
Safety and Sustainability Committee	23
Nomination of Directors	23
Assessments	24
Board of Directors Tenure	24
Insider Participation and Other Relationships	24
Ethical Business Conduct	25
Code of Business Conduct and Ethics	25
Board Role in Risk Oversight	25
Board Leadership Structure	25
Fiscal 2022 Director Compensation	26
Communications with Directors	26
EXECUTIVE OFFICERS	27
EXECUTIVE COMPENSATION	28
Fiscal 2022 Summary Compensation Table	28
Narrative Disclosure to Summary Compensation Table	28
EQUITY COMPENSATION PLANS	33
Description of the 2017 Amended Long-Term Incentive Plan	33
General Description of the Plan	34
Exchange Controls	39
Certain Canadian Federal Income Tax Considerations for U.S. Residents	39
PERFORMANCE GRAPH	40
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	41
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	41
MANAGEMENT CONTRACTS	41
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	41
Related Person Transactions	41
Review, Approval or Ratification of Related Person Transactions	42

(continued)

Page

SHAREHOLDER PROPOSALS	43
DISSENTERS’ RIGHTS OF APPRAISAL	43
MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS	44
ADDITIONAL INFORMATION	44
OTHER MATERIAL FACTS	44

NIOCORP DEVELOPMENTS LTD.
7000 South Yosemite Street, Suite 115
Centennial, CO 80112

MANAGEMENT INFORMATION AND PROXY CIRCULAR

MANAGEMENT SOLICITATION OF PROXIES

This Management Information and Proxy Circular (“Information Circular”) is furnished to you, as a holder of common shares in the capital of the Company (“Common Shares”), in connection with the solicitation of proxies by management and the Board of Directors (the “Board”) of NioCorp Developments Ltd. (“we,” “us,” “our,” or the “Company”) for use at the Annual General Meeting of Shareholders of the Company (the “Meeting”) to be held on Thursday, December 15, 2022, at 10:00 a.m. Mountain Standard Time (“MST”) at 7000 S. Yosemite Street, Lower Level Conference Room, Centennial, Colorado, 80112 and at any adjournment of the Meeting for the following purposes:

1.	to receive and consider the audited financial statements of the Company for the year ended June 30, 2022, together with the auditor’s report thereon;
2.	to set the number of directors for the ensuing year at seven (the “number of directors proposal”);
3.	to elect seven directors to hold office until the next annual general meeting;
4.	to appoint BDO USA, LLP as auditors of the Company to hold office until the next annual general meeting and to authorize the Board of Directors to fix their remuneration through the Audit Committee (the “appointment of auditors proposal”);
5.	to approve, on a nonbinding, advisory basis, the compensation of our named executive officers (the “say-on-pay proposal”);
6.	to approve, on a nonbinding, advisory basis, the frequency of future shareholder advisory votes to approve the compensation of our named executive officers (the “say-on-frequency proposal”); and
7.	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

For purposes of this Information Circular, management’s solicitation of proxies on matters subject to the vote of the shareholders shall also be deemed to be a solicitation by the Board.

It is anticipated that the Notice of Meeting, this Information Circular, our Annual Report to Shareholders and the accompanying form of proxy (collectively, the “Meeting Materials”) will be first made available to shareholders on or about October 28, 2022. Unless otherwise stated, the information contained in this Information Circular is given as of October 20, 2022.

The principal executive office of the Company is located at 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112. The registered and records office of the Company is located at 595 Burrard Street, Suite 2600, Vancouver, British Columbia V7X 1L3 (ATTN: Blake, Cassels & Graydon LLP).

All references to currency in this Information Circular are in United States dollars, unless otherwise indicated.

Information regarding the proxies being solicited in connection with the Meeting is set out in the section below under the heading “Information about Proxies.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 15, 2022:

For this Meeting, the Company is utilizing the notice-and-access method of delivery of materials to its registered shareholders and Canadian and United States beneficial shareholders as set out in National Instrument 54-101, Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) and National Instrument 51-102 Continuous Disclosure Obligations and Rule 14a-16 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is making the Meeting Materials available electronically via the Internet. The Company is mailing to shareholders a notice containing instructions on how to access and review the Meeting Materials and vote online (the “Notice of Internet Availability of Meeting Materials”). You will not receive a printed copy of the Meeting Materials in the mail unless requested. If you would like a printed copy of the Meeting Materials, follow the instructions for requesting them that are included in the Notice of Internet Availability of Meeting Materials. The Company has elected not to use the procedure known as "stratification" in relation to its use of the notice-and-access rules. Stratification occurs when a reporting issuer using the notice-and-access rules provides a paper copy of proxy-related materials to some, but not all, of its shareholders.

There are two kinds of non-registered, or beneficial, shareholders – those who object to their name being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called “NOBOs” for Non-Objecting Beneficial Owners). In accordance with NI 54-101, the Company has elected to send the Meeting Materials indirectly to the NOBOs and to the OBOs through their intermediaries. The Company does not intend to pay for intermediaries to forward to OBOs, under NI 54-101, the Meeting Materials, and in the case of an OBO, the OBO will not receive these materials unless the OBO’s intermediary assumes the cost of delivery.

THE PROPOSED TRANSACTION

As previously disclosed, on September 25, 2022, the Company, GX Acquisition Corp. II, a Delaware corporation (“GXII”), and Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of the Company, entered into a business combination agreement (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, as the result of a series of transactions, GXII will become a subsidiary of the Company (as successor by merger to the Company’s subsidiary, Elk Creek Resources Corporation, a Delaware corporation (“ECRC”)), with the pre-combination public shareholders of GXII receiving Common Shares based on a fixed exchange ratio of 11.1829212 (the “Exchange Ratio”) Common Shares for each GXII Class A common share held and not redeemed, and the GXII founders receiving shares in GXII (as successor by merger to ECRC) based on the Exchange Ratio. Pursuant to the Business Combination Agreement, after closing, the GXII founders will have the right to exchange such shares for Common Shares on a one-for-one basis under certain conditions. The Business Combination Agreement contemplates that the Company will undertake a reverse stock split of the Common Shares (the “Reverse Stock Split”) at the time of close in connection with an expected cross-listing to the Nasdaq Stock Market. In addition, pursuant to the Business Combination Agreement, post-closing, the NioCorp Board will include two directors from pre-combination GXII. The transactions contemplated by the Business Combination Agreement and the ancillary agreements thereto are referred to collectively as the “Transaction.”

The proposed Transaction is expected to close in the first calendar quarter of 2023, subject to effectiveness of the registration statement on Form S-4 that the Company expects to file, the satisfaction of customary closing conditions, including certain governmental approvals, the approval of the Toronto Stock Exchange (“TSX”), and the approval of certain elements of the proposed Transaction by GXII shareholders and the Company’s shareholders. The proposed additional financings contemplated by the Business Combination Agreement will also be subject to the approval of the TSX and the Company’s shareholders. As a result, the Company is continuing to hold the Meeting in December 2022 to act on the matters outlined above. In evaluating the matters submitted for action at the Meeting, shareholders should consider all of the information in this Information Circular and the Company’s Current Report on Form 8-K, filed on September 29, 2022, including the information regarding the Business Combination Agreement, the ancillary agreements thereto and the Transaction (and its proposed closing).

No action is expected to be taken by Company shareholders at the Meeting regarding the proposed Transaction or the approval of any elements of the proposed Transaction.

INFORMATION ABOUT PROXIES

Solicitation of Proxies

The Company will conduct its solicitation of proxies and our officers, directors and employees may, without receiving special compensation, contact shareholders by telephone, electronic means or other personal contact. We will not specifically engage employees to solicit proxies. We will pay the expenses of this solicitation; however, we do not reimburse shareholders, nominees or agents (including brokers holding shares on behalf of clients) for their costs of obtaining authorization from their principals to sign proxies. While no arrangements have been made to date, the Company may contract for the solicitation of proxies for the Meeting. Such arrangements would include customary fees which would be borne by the Company.

Appointment of Proxyholder and Return of Proxy

The persons named in the form of proxy for the Meeting attached hereto as Schedule A are officers of the Company and nominees of management. A shareholder has the right to appoint some other person, who need not be a shareholder, to represent such shareholder at the Meeting by inserting that other person’s name in the blank space provided on the form of proxy. If a shareholder appoints one of the persons designated in the accompanying form of proxy as a nominee and does not direct the said nominee to vote “FOR” or “AGAINST” with respect to the number of directors proposal, “FOR” or “WITHHOLD” with respect to each of the nominees for director listed therein and the appointment of auditors proposal, “FOR,” “AGAINST,” or “ABSTAIN” with respect to the say-on-pay proposal, or “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS,” or “ABSTAIN” with respect to the say-on-frequency proposal, or where instructions on the form of proxy are uncertain with respect to which an opportunity to specify how the Common Shares registered in the name of such registered shareholder shall be voted is provided, the proxy shall be voted “FOR” with respect to the number of directors proposal, each of the nominees for director listed therein, the appointment of auditors proposal and the say-on-pay proposal, and “EVERY YEAR” with respect to the say-on-frequency proposal.

In order for a proxy to be valid, it must be:

(a)	signed by the registered shareholder whose name appears thereon or by such registered shareholder’s attorney authorized in writing, or if the registered shareholder is a corporation, by a duly authorized representative on behalf of such corporation; and
(b)	returned in one of the following manners:
(i)	by hand delivery or by mail addressed to Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, and received by 10:00 a.m. MST on December 13, 2022, or no later than 48 hours before the Meeting is reconvened following any adjournment or postponement;
(ii)	by facsimile to Computershare Investor Services Inc. at 1-866-249-7775 (within North America) or
1-416-263-9524 (outside North America) and received by 10:00 a.m. MST on December 13, 2022, or no later than 48 hours before the Meeting is reconvened following any adjournment or postponement; or
(iii)	by deposit with the chair of the Meeting prior to commencement of the Meeting.

An executed proxy that is returned undated will be deemed to be dated the date of the mailing of the form of proxy by the Company or its agent.

Alternatively, a registered shareholder may vote via the Internet or by telephone by following the instructions included in the Notice of Internet Availability of Meeting Materials, in each case no later than 10:00 a.m. MST on December 13, 2022, or no later than 48 hours before the Meeting is reconvened following any adjournment or postponement. All instructions for how to vote are also listed in the accompanying form of proxy and notes thereto.

Revocation of Proxy

If you are a registered shareholder who has returned a valid proxy, you may revoke your proxy at any time before it is exercised. In addition to revocation in any other manner permitted by law, a registered shareholder who has given a proxy may revoke it by:

(a)	signing a proxy bearing a later date; or
(b)	signing a written notice of revocation in the same manner as the form of proxy is required to be signed as set out in the notes to the proxy.

The later proxy or the notice of revocation must be delivered to the office of the Company’s registrar and transfer agent or to the Company’s principle executive offices at any time up to and including the last business day before the scheduled time of the Meeting or the reconvening of the Meeting following any adjournment, or to the chair of the Meeting on the day of the Meeting or the reconvening of the Meeting following any adjournment.

You may also revoke your proxy by voting via Internet or telephone at a later date than the date of the proxy, or by attending the meeting and voting in person.

If you are a non-registered shareholder (a “Beneficial Shareholder”) who wishes to revoke a VIF (as defined below) or to revoke a waiver of your right to receive Meeting Materials and to give voting instructions, you must give written instructions to your broker, agent, trustee or other intermediary through which you hold your Common Shares in accordance with the applicable procedures and deadlines of your broker, agent, trustee or other intermediary.

Voting of Proxies and Exercise of Discretion by Proxyholders

The persons named in the accompanying form of proxy will vote, withhold, or abstain from voting the Common Shares represented by the proxy in accordance with your instructions, provided your instructions are clear. You may indicate the manner in which the persons named in the form of proxy are to vote on any matter by marking an “X” in the appropriate space. If you have specified a choice on any matter to be acted on at the Meeting, your shares will be voted, withheld, or abstained from voting accordingly. If you do not specify a choice or where you specify more than one choice for any matter to be acted on, your shares will be voted in accordance with management’s recommendations on such matters.

The form of proxy gives the persons named as proxy holders discretionary authority regarding amendments or variations to matters identified therein and any other matter that may properly come before the Meeting. As of the date of this Information Circular, our management is not aware of any such amendment, variation or other matter proposed or likely to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, the persons named in the form of proxy intend to vote on such other business in accordance with their judgement.

Voting by Beneficial Shareholders

The information set out in this section is important to many shareholders as a substantial number of shareholders hold their Common Shares through a broker, agent, trustee or other intermediary.

Beneficial Shareholders should note that only proxies deposited by registered shareholders whose names appear on the share register of the Company as of October 20, 2022, the record date for the Meeting, may be recognized and acted upon at the Meeting. If Common Shares are shown on an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases the name of such Beneficial Shareholder will not appear on the share register of the Company. Such Common Shares will most likely be registered in the name of the broker or an agent of the broker. In Canada, the vast majority of such shares will be registered in the name of “CDS & Co.,” the registration name of CDS Clearing and Depositary Services Inc., and in the United States, the vast majority will be registered in the name of “Cede & Co.,” the registration name of the Depository Trust Company, which entities act as nominees for many brokerage firms. Common Shares held by brokers, agents, trustees or other intermediaries can only be voted by those brokers, agents, trustees or other intermediaries in accordance with instructions received from Beneficial Shareholders. As a result, Beneficial Shareholders should carefully review the voting instructions provided by their intermediary with this Information Circular and ensure they communicate how they would like their Common Shares voted in accordance with those instructions.

Intermediaries will frequently use service companies to forward proxy solicitation information to Beneficial Shareholders. Generally, a Beneficial Shareholder who has not waived the right to receive such information will either:

(a)	be given a form of proxy which (i) has already been signed by the intermediary (typically by a facsimile, stamped signature), (ii) is restricted as to the number of shares beneficially owned by the Beneficial Shareholder, and (iii) must be completed, but not signed, by the Beneficial Shareholder and deposited with Computershare Investor Services Inc.; or

(b)	more typically, be given a voting instruction form (“VIF”), which (i) is not signed by the intermediary, and (ii) when properly completed and signed by the Beneficial Shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow.

VIFs should be completed and returned in accordance with the specific instructions noted on the VIF. The purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the Common Shares which they beneficially own.

Please return your voting instructions as specified in the VIF. Beneficial Shareholders should carefully follow the instructions set out in the VIF, including those regarding when and where the VIF is to be delivered.

Although Beneficial Shareholders may not be recognized directly at the Meeting for the purpose of voting Common Shares registered in the name of their broker, agent, trustee or other intermediary, a Beneficial Shareholder may attend the Meeting as a proxyholder for a shareholder and vote Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting or have someone else attend on their behalf and indirectly vote their Common Shares as proxyholder for the registered shareholder should contact their broker, agent, trustee or other intermediary well in advance of the Meeting to determine the steps necessary to permit them to indirectly vote their Common Shares as a proxyholder.

Securities Entitled to Vote

The Company is authorized to issue an unlimited number of Common Shares, of which 279,393,227 Common Shares are issued and outstanding as of October 20, 2022. There is only one class of shares.

The Board has fixed October 20, 2022, as the record date for the purpose of determining the shareholders entitled to receive notice of and vote at the Meeting. Persons who are registered shareholders at the close of business on October 20, 2022, will be entitled to receive notice of, attend, and vote at the Meeting. By ballot, every shareholder and proxyholder will have one vote for each Common Share. Other than with respect to the election of directors, a majority (i.e., at least 50% plus one vote) of the votes cast will be required to pass an ordinary resolution at the Meeting, and at least two-thirds of the votes cast will be required to pass a special resolution at the Meeting. Each of the resolutions that shareholders will be asked to approve at the Meeting, to pass the management proposals set forth in this Information Circular, are ordinary resolutions.

Broker Non-Votes, Abstentions and Quorum

Brokers and other intermediaries, holding shares in street name for their customers, are required to vote the shares in the manner directed by their customers. Under the rules of the New York Stock Exchange (“NYSE”), brokers are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, non-contested director elections) unless the beneficial owner of such shares has given voting instructions on the matter.

The absence of a vote on a matter where the broker has not received written voting instructions from a Beneficial Shareholder is referred to as a “broker non-vote.” Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on any matters to be acted upon at the Meeting.

Under the Articles of the Company, a quorum for the transaction of business at the Meeting is one or more persons present and being, or representing by proxy, two or more shareholders entitled to attend and vote at the Meeting.

Abstentions will be counted as present for purposes of determining the presence of a quorum at the Meeting but will not be counted as votes cast. Broker non-votes will not be counted as present for purposes of determining the presence of a quorum for purposes at the Meeting and will not be voted. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the Meeting.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company, nor any person who has held such a position since the beginning of the last completed fiscal year of the Company, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of Common Shares of NioCorp for the following: (1) each person who is known by NioCorp to beneficially own more than 5% of the outstanding shares of NioCorp’s Common Shares; (2) each of the named executive officers (as defined in the “Fiscal 2022 Summary Compensation Table”, below); (3) each of NioCorp’s directors; and (4) all directors and executive officers of NioCorp as a group.

Beneficial ownership of Common Shares in the table below is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the Common Shares. Common Shares that may be acquired by an individual or group within 60 days of October 20, 2022, pursuant to the exercise of options to purchase Common Shares (“Options”) or Common Share purchase warrants (“Warrants”), are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 279,393,227 Common Shares outstanding as of October 20, 2022. Unless otherwise noted in the table below, Options vested at the grant date.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all Common Shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o NioCorp Developments Ltd., 7000 South Yosemite Street, Suite 115, Centennial, CO 80112.

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership (1)		Percent of Common Shares
Mark A. Smith, PE, Esq. Highlands Ranch, Colorado, USA	Chief Executive Officer, President, Executive Chairman and Director	22,215,395	(2)	7.9%
Neal Shah Superior, Colorado, USA	Chief Financial Officer and Corporate Secretary	1,530,000	(3)	0.5%
Scott Honan Centennial, Colorado, USA	Chief Operating Officer	1,565,042	(4)	0.6%
Jim Sims Golden Colorado, USA	Chief Communications Officer	1,290,826	(5)	0.5%
Michael J. Morris San Luis Obispo, California, USA	Lead Director	1,435,876	(6)	0.5%
David C. Beling Grand Junction, Colorado, USA	Director	1,614,255	(7)	0.6%
Anna Castner Wightman Omaha, Nebraska, USA	Director	1,120,620	(8)	0.4%
Nilsa Guerrero-Mahon Brighton, Colorado, USA	Director	1,400,000	(9)	0.5%
Fernanda Reda Fenga Viana Klamas Florianapolis, Santa Catarina, Brazil	Director	775,000	(10)	0.3%
Peter Oliver Bunbury, Western Australia, Australia	Director	500,000	(11)	0.2%
All current directors, executive officers and named executive officers as a group (10 persons)		33,447,014		11.5%

(1)	Calculated in accordance with Rule 13d-3 of the Exchange Act.
(2)	As of October 20, 2022, Mr. Smith beneficially owns 19,565,395 outstanding Common Shares. In addition, he beneficially owns 2,650,000 vested Options comprised of the following: (i) on November 9, 2017, Mr. Smith was granted 750,000 Options for a period of five years at a price of C$0.47 per Common Share; (ii) on November 15, 2018, Mr. Smith was granted 750,000 Options for a period of five years at a price of C$0.54 per Common Share, which vest over a period of 18 months with 100% having vested at this time; (iii) on December 14, 2020, Mr.

Smith was granted 500,000 Options for a period of three years at a price of C$0.75 per Common share; and (iv) on December 17, 2021, Mr. Smith was granted 650,000 Options for a period of three years at a price of C$1.36 per Common Share.

(3)	As of October 20, 2022, Mr. Shah beneficially owns 401,000 outstanding Common Shares. In addition, he beneficially owns 1,129,000 vested Options comprised of the following: (i) on November 9, 2017, Mr. Shah was granted 300,000 Options for a period of five years at a price of C$0.47 per Common Share, of which 229,000 remain outstanding as of October 20, 2022; (ii) on November 15, 2018, Mr. Shah was granted 350,000 Options for a period of five years at a price of C$0.54 per Common Share, which vest over a period of 18 months with 100% having vested at this time; (iii) on December 14, 2020, Mr. Shah was granted 250,000 Options for a period of three years at a price of C$0.75 per Common share; and (iv) on December 17, 2021, Mr. Shah was granted 300,000 Options for a period of three years at a price of C$1.36 per Common Share.
(4)	As of October 20, 2022, Mr. Honan beneficially owns 365,042 outstanding Common Shares. In addition, he beneficially owns 1,200,000 vested Options comprised of the following: (i) on November 9, 2017, Mr. Honan was granted 300,000 Options for a period of five years at a price of C$0.47 per Common Share; (ii) on November 15, 2018, Mr. Honan was granted 350,000 Options for a period of five years at a price of C$0.54 per Common Share, which vest over a period of 18 months with 100% having vested at this time; (iii) on December 14, 2020, Mr. Honan was granted 250,000 Options for a period of three years at a price of C$0.75 per Common share; and (iv) on December 17, 2021, Mr. Honan was granted 300,000 Options for a period of three years at a price of C$1.36 per Common Share.
(5)	As of October 20, 2022, Mr. Sims beneficially owns 390,826 outstanding Common Shares. In addition, he beneficially owns 900,000 vested Options comprised of the following: (i) on November 15, 2018, Mr. Sims was granted 350,000 Options for a period of five years at a price of C$0.54 per Common Share, which vest over a period of 18 months with 100% having vested at this time; (ii) on December 14, 2020, Mr. Sims was granted 250,000 Options for a period of three years at a price of C$0.75 per Common share; and (iii) on December 17, 2021, Mr. Sims was granted 300,000 Options for a period of three years at a price of C$1.36 per Common Share.
(6)	As of October 20, 2022, Mr. Morris beneficially owns 310,876 outstanding Common Shares. He shares both voting and investment power with respect to 55,250 of such Common Shares with his wife as the only trustees of the Michael and Sandra Morris Trust. In addition, he beneficially owns 1,125,000 vested Options comprised of the following: (i) on November 9, 2017, Mr. Morris was granted 250,000 Options for a period of five years at a price of C$0.47 per Common Share; (ii) on November 15, 2018, Mr. Morris was granted 300,000 Options for a period of five years at a price of C$0.54 per Common Share, which vest over a period of 18 months with 100% having vested at this time; (iii) on September 18, 2020, Mr. Morris was granted 250,000 Options for a period of three years at a price of C$0.84 per Common Share; and (iv) on December 17, 2021, Mr. Morris was granted 325,000 Options for a period of three years at a price of C$1.36 per Common Share.
(7)	As of October 20, 2022, Mr. Beling beneficially owns 589,255 outstanding Common Shares held in the name of The Beling Family Trust. He shares both voting and investment power with respect to all such Common Shares with his wife as the only trustees of The Beling Family Trust. In addition, he beneficially owns 1,025,000 vested Options comprised of the following: (i) on November 9, 2017, Mr. Beling was granted 200,000 Options for a period of five years at a price of C$0.47 per Common Share; (ii) on November 15, 2018, Mr. Beling was granted 300,000 Options for a period of five years at a price of C$0.54 per Common Share, which vest over a period of 18 months with 100% having vested at this time; (iii) on September 18, 2020, Mr. Beling was granted 250,000 Options for a period of three years at a price of C$0.84 per Common Share; and (iv) on December 17, 2021, Mr. Beling was granted 275,000 Options for a period of three years at a price of C$1.36 per Common Share.
(8)	As of October 20, 2022, Ms. Wightman beneficially owns 295,620 outstanding Common Shares. She shares both voting and investment power with respect to all such Common Shares with her husband. In addition, she beneficially owns 825,000 vested Options comprised of the following: (i) on November 15, 2018, Ms. Wightman was granted 300,000 Options for a period of five years at a price of C$0.54 per Common Share, which vest over a period of 18 months with 100% having vested at this time; and (ii) on September 18, 2020, Ms. Wightman was granted 250,000 Options for a period of three years at a price of C$0.84 per Common Share; and (iii) on December 17, 2021, Ms. Wightman was granted 275,000 Options for a period of three years at a price of C$1.36 per Common Share.
(9)	As of October 20, 2022, Ms. Guerrero-Mahon beneficially owns 1,400,000 vested Options comprised of the following: (i) on November 9, 2017, Ms. Guerrero-Mahon was granted 500,000 Options for a period of five years at a price of C$0.47 per Common Share; (ii) on November 15, 2018, Ms. Guerrero-Mahon was granted 300,000 Options for a period of five years at a price of C$0.54 per Common Share, which vest over a period of 18 months with 100% having vested at this time; (iii) on September 18, 2020, Ms. Guerrero-Mahon was granted 300,000 Options for a period of three years at a price of C$0.84 per Common Share; and (iv) on December 17, 2021, Ms. Guerrero-Mahon was granted 300,000 Options for a period of three years at a price of C$1.36 per Common Share.
(10)	As of October 20, 2022, Ms. Fenga beneficially owns 775,000 vested Options comprised of the following: (i) on December 16, 2020, Ms. Fenga was granted 500,000 Options for a period of three years at a price of C$0.75 per Common Share; and (ii) on December 17, 2021, Ms. Fenga was granted 275,000 Options for a period of three years at a price of C$1.36 per Common Share.
(11)	As of October 20, 2022, Mr. Peter Oliver beneficially owns 500,000 vested Options comprised of the following: (i) on May 30, 2022, Mr. Oliver was granted 500,000 Options for a period of three years at a price of C$1.10 per Common Share.

Security Ownership of Certain Beneficial Owners

As of October 20, 2022, the Company is not aware of any persons that beneficially own more than 5% of its outstanding Common Shares who does not serve as an executive officer or director of the Company.

No Hedging or Other Speculative Transactions by Employees, Officers and Directors

The Company’s insider trading policy prohibits employees, officers and directors of the Company or their designees from engaging in hedging and other speculative transactions involving the Company’s securities, including buying the Company’s securities on margin, short-selling, trading in puts or calls or similar arrangements that results in a gain only if the value of the Company’s securities declines in the future. The Company’s policy applies to, among other securities, Company securities granted to employees, officers or directors as compensation, as well as securities held, directly or indirectly, by such employees, officers or directors.

Change in Control Arrangements

As of October 20, 2022, there are no arrangements known to us that would result in a change in control of the Company. We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

FINANCIAL STATEMENTS

The audited financial statements of the Company for the fiscal year ended June 30, 2022, report of the auditor and related management discussion and analysis, all of which may be obtained from SEDAR at www.sedar.com or from EDGAR at www.sec.gov, will be placed before the Meeting and have been filed with the securities commissions or similar regulatory authority in British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick.

PARTICULARS OF MATTERS TO BE ACTED UPON

I AND II – NUMBER AND ELECTION OF DIRECTORS

Directors of the Company are elected at each annual general meeting of shareholders and hold office until the next annual general meeting of shareholders or until that person sooner ceases to be a director. Currently, the Board consists of seven directors whose terms expire at the Meeting. Accordingly, the shareholders will be asked to pass an ordinary resolution to set the number of directors of the Company at seven for the next year, subject to any increases permitted by the Company’s Articles. The number of directors will be approved if the affirmative vote of at least a majority of Common Shares present or represented by proxy at the Meeting and entitled to vote thereat are voted in favour of setting the number of directors at seven. Management recommends a vote “FOR” in respect of the resolution to set the number of directors of the Company at seven.

Unless you provide other instructions, the proxy will be voted for the nominees listed below. Management does not expect that any of the nominees will be unable to serve as a director. If before the Meeting any vacancies occur in the slate of nominees listed below, the person named in the proxy will exercise his or her discretionary authority to vote the Common Shares represented by the proxy for the election of another person or persons as directors to fill such vacancies.

The following are the Company’s seven directors that are up for election at the Meeting. Management has nominated each of the persons named in the table below for election as director. The information concerning current directors and proposed nominees has been furnished by each of them:

Name	Age	Position	Date of Appointment
Mark A. Smith	63	Chief Executive Officer, President, Executive Chairman and Director	Chief Executive Officer and Director: September 23, 2013 President and Executive Chairman: May 31, 2015
Michael J. Morris	76	Director	July 27, 2014
David C. Beling	81	Director	June 6, 2011
Anna Castner Wightman	55	Director	February 23, 2016
Nilsa Guerrero-Mahon	61	Director	September 28, 2017
Fernanda Reda Fenga Viana Klamas	45	Director	December 14, 2020
Peter Oliver	59	Director	May 25, 2022 (1)

(1) Mr. Oliver was recommended to the Board as a candidate for director by our CEO.

The following sets forth a brief description of the business experience of each nominee for director of the Company, including current directorships and directorships held in, at least, the past five years:

Director Nominees

Mark A. Smith – Executive Chairman, Director, President and Chief Executive Officer

Mr. Smith has over 40 years of experience in operating, developing, and financing mining and strategic materials projects in the Americas and abroad. In September 2013, he was appointed Chief Executive Officer (“CEO”) and a Director of NioCorp. From April 2015 to September 2019, Mr. Smith served as the President and Director for Largo Resources Ltd. (“Largo”), a mineral company with an operating property in Brazil and projects in Brazil and Canada. In addition, from April 2015 to October 2018, Mr. Smith also served as the CEO of Largo. Mr. Smith has also served on the board of directors of IBC Advanced Alloys Corp., a leading beryllium and copper advanced alloys company (“IBC”), since May 2016 and as CEO of IBC since July 2020. From October 2008 through December 2012, Mr. Smith served as President, CEO and Director of Molycorp, Inc., a rare earths producer (“Molycorp”), where he was instrumentally involved in taking it from a private company to a publicly traded company with a producing mine. From November 2011 through May 2015, he served on the board of directors at Avanti Mining, a mining company (TSX-V: AVT; Avanti Mining changed its name to AlloyCorp in early 2015). From December 2012 through September 2013, he served as the Managing Director of KMSmith LLC, a business strategy and finance advisory firm, where he served as a consultant.

Prior to Molycorp, Mr. Smith held numerous engineering, environmental, and legal positions within Unocal Corporation, a former petroleum explorer and marketer (“Unocal”), and later served as the President and CEO of Chevron Mining Inc., a coal and metal mining company and wholly owned subsidiary of Chevron Corporation (“Chevron Mining”). Mr. Smith also served for over seven years as the shareholder representative of Companhia Brasileira Metalúrgica e Mineração (“CBMM”), a private company that currently produces approximately 85% of the world supply of niobium. During his tenure with Chevron Mining, Mr. Smith was responsible for Chevron Mining’s three coal mines, one molybdenum mine, a petroleum coke calcining operation and Molycorp’s Mountain Pass mine. At Unocal, he served as the Vice-President from June 2000 to April 2006, and managed the real estate, remediation, mining and carbon divisions. Mr. Smith is a Registered Professional Engineer and serves as an active member of the State Bars of California and Colorado. He received his Bachelor of Science degree in Agricultural Engineering from Colorado State University in 1981 and his Juris Doctor, cum laude, from Western State University, College of Law, in 1990.

Mr. Smith’s extensive leadership, management, strategic planning, and strategic materials industry expertise through his various leadership and directorship roles in public companies large and small makes him well-qualified to serve as a member of the Board of NioCorp.

Michael J. Morris – Director

Mr. Morris was formerly the Chairman of the board of directors of Heritage Oaks Bankcorp (“Heritage Oaks”), the holding company of Heritage Oaks Bank. When Heritage Oaks Bank merged with Pacific Premier Bancorp on April 1, 2017, Mr. Morris became a member of the Pacific Premier Bancorp’s board of directors, a position he held until May 31, 2020. He joined Heritage Oaks’ board of directors in January 2001 and assumed the board’s chairmanship in 2007. In addition, Mr. Morris has worked since 1972 at Andre, Morris & Buttery, a professional law corporation, where he serves as Senior Principal and has served as Chairman of the board since 2005. From 2000 to late 2006, Mr. Morris served on the board of Molycorp, a rare earths producer, which at the time was a wholly owned subsidiary of Unocal and then Chevron Mining. Mr. Morris was the only independent director of Molycorp at that time. Mr. Morris is a graduate of Georgetown University and received his law degree from the University of San Francisco School of Law. He has practiced business and environmental law for over 40 years. Mr. Morris served as a member of the Board of Governors and Vice President of the State Bar of California. He served as a 1st Lieutenant in the U.S. Army from 1970 to 1972.

Mr. Morris’ qualification to serve on our Board is based on his years of senior executive leadership with publicly traded companies and his vast experience in the financial, banking, legal, and manufacturing fields.

David C. Beling – Director

Mr. Beling is a Registered Professional Mining Engineer with 58 years of project and corporate experience. He has served as a director on the boards of 14 mining companies starting in 1981, including NioCorp since 2011. Mr. Beling is the owner of D.C. Beling & Assoc., LLC, which provides strategic advisory, project, and corporate development services to the mining industry. His previous employment and consulting included 14 years with five major mining companies and then 44 years with 30+ U.S. and Canadian junior mining companies. He was the President, CEO, and Director of Bullfrog Gold Corp. an exploration and development gold mining company, from 2011 until October 2020; and the Executive Vice President and COO of Geovic Mining Corp. from 2004 through 2010. Mr. Beling has examined, significantly reviewed, or been directly involved with 90 underground mines, 136 open pit mines, and 174 process plants in the global metal, energy, and industrial mineral sectors.

Mr. Beling’s qualification to serve on our Board is based upon his decades of senior leadership and executive positions with companies in the mining and minerals processing sectors.

Anna Castner Wightman – Director

A sixth generation Nebraskan and a graduate of Nebraska Wesleyan University, Ms. Wightman serves as a Senior Director of Government Relations for First National Bank of Omaha, Nebraska, a position she has held since 2000. Prior to that, she worked for the Greater Omaha Chamber of Commerce and served in the U.S. Congress for former Congressman Bill Barrett and former Congresswoman Virginia Smith, both of whom represented the 3rd Congressional District of Nebraska. Ms. Wightman serves on the board of directors for the Nebraska Chamber of Commerce, Rose Theater for Performing Arts, and Joslyn Castle.

Ms. Wightman’s qualification to serve on our Board is based on her extensive executive experience in the banking and financial services sectors, and her deep knowledge of the Nebraska business and public policy landscapes.

Nilsa Guerrero-Mahon – Director

A former CFO and Controller for global corporations in the technology, energy, and government sectors, Ms. Guerrero-Mahon provides consulting services to domestic and international corporations as the principal at NG Mahon Business Consulting, LLC, a business consulting service, since 2008. In addition, Ms. Guerrero-Mahon was appointed to the board of directors of FinGoal Inc. in April 2022, a finance technology company building artificial intelligence tools for the financial services industry and other financial technology developers. She also serves on the board of the State of Colorado Division of Securities. From 2016 to August 2019, she served on the board of directors of Centura Health Mountains & North Denver Operating Group, the largest division in the Centura Health Care System. From 2014 to 2016, she served as the Vice Chair of the board of directors and Chaired the Strategy Committee at St. Anthony Hospital. From 2009 to 2017, Ms. Guerrero-Mahon served as a gubernatorial appointed Board Member of the State of Colorado Financial Services Commission. Among other prior positions, from 2004 to 2007, she was the Global Services Controller at Microsoft Corporation, a multinational technology company, overseeing internal controls and corporate finance activities.

Ms. Guerrero-Mahon stays current with the latest Corporate Governance practices and the integration of ESG into the strategy. She is an NACD Board Leadership Fellow, a member of the SASB Alliance, holds a CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University and is currently enrolled in the Climate Leadership Certification program with Diligent Corporation. Ms. Guerrero-Mahon received an Executive MBA from the Daniels College of Business at the University of Denver, a BS in Business Administration - Accounting from the Interamerican University in San Juan, Puerto Rico, and an AS in Computer Science from the EDP School of Computer Programming in San Juan, Puerto Rico. She is a Certified Public Accountant registered in the State of Colorado.

Ms. Guerrero-Mahon’s qualification to serve on our Board is based on her extensive executive leadership with publicly traded companies and her extensive experience in the financial and technology fields.

Fernanda Reda Fenga Viana Klamas – Director

A former senior executive at CBMM, Ms. Fenga currently serves as Senior Vice President of Corporate at Boston Metal, a decarbonization steel company, a position she has held since June 2021. From December 2017 to June 2021, Ms. Fenga served as a senior advisor to mining companies in Brazil and the U.S. From June 2017 to December 2017, she was the General Counsel and Chief Compliance Director at Somos Educação, Brazil’s largest basic education company and one of the largest education groups in the world.

From 2007 to 2016, Ms. Fenga worked at CBMM, where she served as Corporate Superintendent. In that position, she managed the company’s legal, compliance, investor relations, public affairs, and corporate risk management departments. She also played an integral role in some of CBMM’s largest commercial transactions. From 1998 to 2007, she was Senior Manager at PricewaterhouseCoopers, a multinational professional services firm, where she advised clients on corporate restructuring, tax planning, transfer pricing, auditing, tax assessment reviews, and Sarbanes-Oxley Act compliance.

A Certified Compliance & Ethic Professional – International Exam (CCEP-I), Ms. Fenga is a Brazilian lawyer and received her master’s degree in law at Fundação Getúlio Vargas – FGV and her LLM in Corporate Law at IBMEC. She also conducted post-graduate studies in tax law at IBET, completed the Harvard Business School’s program for Risk Management for Corporate Leaders, and recently completed the Instituto Brasileiro de Governança Corporativa (IBGC) studies for Board Members.

Ms. Fenga’s qualification to serve on our Board is based on her extensive executive experience in mining and minerals processing, and her knowledge of the niobium market.

Peter Oliver – Director

With a background in chemistry, Mr. Oliver began working at Greenbushes, Western Australia, for Sons of Gwalia, a mining company, in May 2003. After Sons of Gwalia went into administration in 2004, Mr. Oliver was hired by Talison Lithium Limited (“Talison”), a mining company, where he served as General Manager of Talison’s Greenbushes and Wodgina Mines and as Talison’s Chief Operating Officer, until Mr. Oliver was appointed as the CEO/Managing director. As Talison’s CEO/Managing director, Mr. Oliver led the listing of Talison on the Australian Stock Exchange in September 2010.

Mr. Oliver guided Talison through its acquisition in 2013 by Tianqi Lithium Corporation (“Tianqi”). He then served as a corporate adviser to Tianqi, focusing on M&A opportunities and global expansion, including advising on the sale of 49% of Talison to Albermarle Corp. and the acquisition of 24% of Sociedad Quimica y Minera de Chile S.A., as well as significant expansions of Talison’s Greenbushes lithium concentrate production.

Mr. Oliver also was a founding member of Tianqi Lithium Energy Australia Pty Ltd, a wholly owned subsidiary of Tianqi, which was established to build a major Lithium Hydroxide manufacturing facility in Western Australia.  Until June 2021, Mr. Oliver remained as a director of Talison, a joint venture between Tianqi and Albemarle Corp. In September 2022, Mr. Oliver was appointed to the Board of Latin Resources, a lithium exploration company in Australia.

Mr. Oliver’s qualification to serve on our Board is based upon his decades of senior leadership and executive positions with companies in the mining and minerals processing sectors.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors or nominees, pursuant to which the officer was selected to serve as an officer. None of the above directors or nominees has entered into any arrangement or understanding with any other person pursuant to which he or she was, or is to be, elected as a director of the Company or a nominee of any other person.

Family Relationships

There are no family relationships among any of our directors, nominees or executive officers.

Other Directorships

The following is a list of directorships held over the past five years by our nominees. Except as listed below, no nominees of the Company are also directors of reporting issuers.

Name of Director	Other Reporting Issuer (or equivalent)	Exchange
David C. Beling	Bullfrog Gold	CSE
Michael J. Morris	Pacific Premier Bancorp	NASDAQ
Mark A. Smith	Largo Resources Ltd.	TSX
	IBC Advanced Alloys Corp.	TSX-V
Peter Oliver	Latin Resources	ASX

Legal Proceedings

No director, nominee or executive officer of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

During the past ten years, none of the persons serving as executive officers and/or directors of the Company and, with respect to promoters or control persons, for the past five years, none have been the subject matter of any of the legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

No proposed director of the Company is or has been, within the past 10 years, a director, CEO or CFO of any company that, while the person was acting in that capacity:

(a)	was subject to an “order,” as that term is defined in Form 51-102F5 Information Circular, that was issued while the proposed director was acting in the capacity as director, CEO or CFO; or
(b)	was subject to an order that was issued after the proposed director ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as director, CEO or CFO.

No proposed director of the Company is or has been, within the past 10 years, a director or executive officer of any company that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

No proposed director of the Company has, within the past 10 years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Voting Procedures for the Election of Directors

Cumulative voting (i.e., a form of voting where shareholders are permitted to cast all of their aggregate votes for a single nominee) will not be permitted. The directors must be elected by an affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Meeting on this matter. Abstentions will not be counted FOR or WITHHELD for any nominee to the Board.

Majority Voting Policy

On January 22, 2016, the Board adopted a majority voting policy. Pursuant to the majority voting policy, the form of proxy for meetings of the shareholders of the Company at which directors are to be elected provide the option of voting in favor, or withholding from voting, for each individual nominee to the Board. If, with respect to any particular nominee, the number of shares withheld from voting exceeds the number of shares voted in favor of the nominee, then the nominee will be considered to have not received the support of the shareholders, and such nominee is expected to submit his or her resignation to the Board, to take effect on acceptance by the Board.

The Compensation and Organization Committee of the Board (the “Compensation Committee”) will decide whether to recommend to the Board that the Board request the resignation of the director. In recommending to the Board whether to request the resignation of the director or not, the Compensation Committee will review the results of the shareholder vote, applicable regulatory requirements in respect of the constitution of the Board and certain of its committees and, in respect of incumbent directors, the particular director’s attendance at Board and committee meetings, the contribution of the director to Board and committee discussions and the director’s performance assessment, if any. In addition, it will consider what, if any, expressed reasons for a withheld vote have been given, the merits of such reasons and the ability to rectify concerns.

The Board will have the final determination whether to accept the resignation. If the resignation is accepted, subject to any corporate law restrictions, the Board may:

(a)	leave the resultant vacancy in the Board unfilled until the next annual general meeting of shareholders of the Company;
(b)	fill the vacancy by appointing a director whom the Board considers to merit the confidence of the shareholders; or
(c)	call a special meeting of the shareholders of the Company to consider the election of a nominee recommended by the Board to fill the vacant position.

Directors who do not submit their resignation in accordance with the majority voting policy will not be re-nominated for election at the next shareholders’ meeting at which directors are to be elected. The majority voting policy applies only in the case of an uncontested director election, meaning the number of nominees for election as directors is equal to the number of directors to be elected.

Management recommends a vote “FOR” each of the nominees for director. Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” the nominees listed above.

III – APPOINTMENT OF AUDITORS

The Company has proposed the appointment of BDO USA, LLP Certified Public Accountants (“BDO USA, LLP”), as auditors of the Company to hold office until the next annual general meeting of shareholders of the Company or until a successor is appointed. It is proposed that the remuneration to be paid to the auditors be fixed by the Board through the Audit Committee of the Board (the “Audit Committee”). BDO USA, LLP was originally appointed as the Company’s auditors on June 24, 2015.

The Audit Committee recommends the appointment of BDO USA, LLP as our auditors to hold office until the Company’s next annual general meeting of shareholders. The Audit Committee proposes that the Board be authorized to fix the remuneration to be paid to the auditors.

Representatives from BDO USA, LLP are expected to be present at the Meeting and they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by BDO USA, LLP for each of the last two fiscal years for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s filings and fees billed for other services rendered by BDO USA, LLP during those periods.

Fiscal Year Ending June 30,	Audit Fees(1) ($)	Audit-Related Fees(2) ($)	Tax Fees(3) ($)	All Other Fees(4) ($)
2022	181,920	—	14,551	—
2021	136,270	—	18,228	—
(1)	“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Company’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.
(2)	“Audit-Related Fees” include services that are traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.
(3)	“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees.” This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities. For the financial years ended

June 30, 2022 and 2021, these tax services included the preparation of Canadian and U.S. federal and state tax returns and tax planning and tax advice services.

(4)	“All Other Fees” includes all other non-audit services.

Pre-approval Policies

The Audit Committee’s policy has been to pre-approve all audit, audit-related and non-audit services performed by our independent auditors and to subsequently review the actual fees and expenses paid to our independent auditors. Accordingly, the Audit Committee pre-approved all audit, audit-related and non-audit services performed by BDO USA, LLP and subsequently reviewed the actual fees and expenses paid to BDO USA, LLP. The Audit Committee has determined that the fees paid to BDO USA, LLP for services are compatible with maintaining BDO USA, LLP’s independence as our auditors. All of the services provided by BDO USA LLP during the year ended June 30, 2022, were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Voting Procedures for Appointment of Auditor

The auditors must be appointed, and the approval of the proposal that the auditor’s remuneration be fixed by the Board through the Audit Committee, must be passed by an affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the Meeting on this matter. Abstentions will not be counted FOR or AGAINST the matter.

Management recommends a vote “FOR” (i) the appointment of BDO USA, LLP as auditors of the Company to hold office until the next annual general meeting and (ii) the authorization of the Board to fix their remuneration through the Audit Committee. Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” (i) the appointment of BDO USA, LLP as auditors of the Company to hold office until the next annual general meeting and (ii) the authorization of the Board to fix their remuneration through the Audit Committee.

IV – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(“SAY-ON-PAY PROPOSAL”)

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company is asking shareholders to cast a nonbinding, advisory vote to approve the compensation of its named executive officers, as disclosed pursuant to SEC rules, the executive compensation tables and related compensation disclosures included in this Information Circular. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views about the compensation the Company pays to its named executive officers, as described in this Information Circular. The vote is not intended to address any specific items of named executive officer compensation, but rather to address the Company’s overall approach to the compensation of its named executive officers described in this Information Circular.

The text of the resolution to be approved is as follows:

“BE IT RESOLVED, AS AN ORDINARY RESOLUTION, THAT: on a nonbinding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the compensation tables and related narratives and descriptions of the Management Information and Proxy Circular for the 2022 Annual General Meeting of Shareholders, is hereby APPROVED.”

The Board believes that the Company’s executive compensation program is designed appropriately and is working effectively to help ensure that the Company compensates its named executive officers for the achievement of performance goals that will enhance shareholder value. Before you vote, please review the section captioned “Executive Compensation” below, which section describes the Company’s named executive officer pay programs and the rationale behind the decisions made by the Board and Compensation Committee.

The Company has designed its executive compensation structure to attract, motivate, and retain executives with the skills required to formulate and implement the Company’s strategic business objectives and deliver on the Company’s commitment to build long-term shareholder value. The Company believes that its executive compensation program is competitive, strongly focused on pay-for-performance principles and appropriately balanced between risk and rewards.

You may vote “FOR” or “AGAINST” the resolution or “ABSTAIN” from voting on the resolution. The result of the say-on-pay proposal will not be binding on the Company or the Board; however, the Board values the views of its shareholders. The Board and the Compensation Committee will review the results of the vote and expect to take them into consideration in addressing future compensation policies and decisions. Further, if the Board determines that the say-on-pay advisory vote will occur every year, NioCorp expects to hold the next such say-on-pay vote at its 2023 Annual General Meeting of Shareholders.

If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote “FOR” the approval, on a nonbinding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Information Circular and described in this say-on-pay proposal.

The Board recommends a vote “FOR” the approval, on a nonbinding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Information Circular.

V – ADVISORY VOTE TO APPROVE THE FREQUENCY OF SHAREHOLDER ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-FREQUENCY PROPOSAL”)

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company is asking shareholders to cast a nonbinding, advisory vote to approve the frequency with which the Company should hold future say-on-pay advisory votes to approve the compensation of the Company’s named executive officers.

This advisory vote, commonly known as a “say-on-frequency” vote, gives shareholders the opportunity to express their views about how frequently the Company should conduct future say-on-pay votes. You may vote for future say-on-pay votes to be held “EVERY YEAR,” “EVERY TWO YEARS,” or “EVERY THREE YEARS” or “ABSTAIN” from voting in response to this proposal. The Company is required to hold a frequency vote at least once every six years. The next say-on-frequency vote is expected to take place at the Company’s 2028 Annual General Meeting of Shareholders.

After considering the benefits and consequences of each option for the frequency of future say-on-pay votes, the Board has determined that a say-on-pay vote every year is the most appropriate alternative for the Company. Therefore, the Board recommends that you vote for conducting future say-on-pay votes “EVERY YEAR.”

The Board believes you should vote for the Company to conduct say-on-pay votes “EVERY YEAR” for the following reasons:

•	a say-on-pay vote EVERY YEAR provides shareholders with the most immediate and direct way to provide input with respect to the Company’s executive compensation arrangements;

•	a say-on-pay vote EVERY YEAR promotes the highest degree of transparency regarding our executive compensation structure;

•	a say-on-pay vote EVERY YEAR is consistent with best practices and good corporate governance; and

•	many of the leading shareholder advisory firms and institutional shareholders support a say-on-pay vote EVERY YEAR.

For these reasons, the Board unanimously recommends that shareholders vote for the Company to conduct future say-on-pay advisory votes “EVERY YEAR.” The Company understands that its shareholders may have different views as to what the most desirable frequency is and looks forward to hearing from shareholders on this matter. The proxy card provides shareholders with the opportunity to choose among four options (holding the vote “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS,” or to “ABSTAIN” from voting) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board. The frequency option that receives the highest number of votes cast by shareholders will be deemed to be the frequency for future say-on-pay advisory votes that has been recommended by shareholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board will continue to review this issue as circumstances evolve over time and may decide that it is in the best interests of shareholders and the Company to hold future say-on-pay advisory votes more or less frequently than the option approved by shareholders.

The Board recommends a vote in favor of the option of “EVERY YEAR” as the preferred frequency with which the Company should conduct future say-on-pay votes. Properly dated and signed proxies will be so voted, unless shareholders specify otherwise.

CORPORATE GOVERNANCE

Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of the Company. The Board is committed to sound corporate governance practices that are both in the interest of its shareholders and contribute to effective and efficient decision making. National Policy 58-201 Corporate Governance Guidelines (“NP 58-201”) establishes corporate governance guidelines that apply to all Canadian public companies. The Company has reviewed its own corporate governance practices in light of these guidelines. In certain cases, the Company’s practices comply with the guidelines; however, the Board considers some of the guidelines not to be suitable for the Company at its current stage of development, and therefore, these guidelines have not been adopted at this time. The Board will consider the matter in the future as the Company’s development progresses, and such guidelines may be applicable to the Company’s then-level of development. National Instrument 58-101 (“NI 58-101”) mandates disclosure of corporate governance practices for non-Venture Issuers in Form 58-101F1, which disclosure is set out below.

Director Independence

As of October 20, 2022, the Company’s Board consists of Messrs. Smith, Beling, Oliver, and Morris as well as Mmes. Wightman, Guerrero-Mahon, and Fenga. The Company utilizes the definition of “independent” as it is set forth in Section 303A of the NYSE Listed Company Manual (“Section 303A”) and National Instrument 52-110 Audit Committees (“NI 52-110”). Further, the Board considers all relevant facts and circumstances in its determination of independence of all members of the Board (including any relationships). Currently, Messrs. Beling, Morris, and Oliver and Mmes. Wightman, Guerrero-Mahon, and Fenga are considered independent directors.

At all times since the Company’s annual general meeting of shareholders held on December 2, 2021, the Board has consisted of a majority of independent directors. NP 58-201 suggests that the board of directors of every listed company should be constituted with a majority of individuals who qualify as “independent” directors under NI 52-110, which provides that a director is independent if he or she has no direct or indirect “material relationship” with such company. “Material relationship” is defined as a relationship that could, in the view of a company’s board of directors, reasonably interfere with the exercise of a director’s independent judgment. Of the proposed nominees for election at the Meeting, one, being Mark A. Smith, is an “insider,” as a management director, and accordingly, is not considered by the Board to be “independent.” The remaining six proposed nominees, being Messrs. Beling, Morris, and Oliver and Mmes. Wightman, Guerrero-Mahon, and Fenga, are each considered by the Board to be “independent,” within the meaning of NI 52-110. Thus, assuming that all the proposed nominees are elected as directors, the Board will continue to be composed of a majority of independent directors.

The Chair of the Board is Mark A. Smith, who is not independent. Michael J. Morris, who serves as the Company’s Lead Director, is independent. The independent directors do not have regularly scheduled meetings in the absence of the non-independent directors and management but can do so on an ad hoc basis, at the expense of the Company, as they see fit. The independent directors did not meet as a group, on a formal basis, without the non-independent directors or management being present during the financial year ended June 30, 2022.

The Board created the Lead Director role as an integral part of a leadership structure that promotes strong, independent oversight of NioCorp’s management and affairs. The Lead Director, who must be independent, has the following primary responsibilities:

•	working with the Chairman to develop and approve Board agendas and meeting schedules;
•	advising the Chairman as to the quality, quantity, and timeliness of the information sent to the Board;
•	developing agendas for and chairing executive sessions of the Board (in which the independent directors meet without management); and
•	acting as a liaison between the independent directors and the Chairman and CEO.

Michael J. Morris has served as the Lead Director since November 2020.

In assessing Form 58-101F1 and making the foregoing determinations, the circumstances of each director have been examined in relation to a number of factors, including discussions with each director, a review of the résumés of the directors, and the corporate relationships and other directorships held by each of them.

Board Meetings

The Board held a total of four meetings during the fiscal year ended June 30, 2022. None of our directors attended fewer than 75% of the total number of Board meetings and meetings of the committees on which the director served during the fiscal year ended June 30, 2022. Board members are not required to attend the Company’s annual general meetings of shareholders. All then-serving directors attended the Company’s annual general meeting of shareholders held on December 2, 2021.

The attendance record of each incumbent director at full Board meetings and with respect to meetings of any committees of which he/she is a member held during the fiscal year ended June 30, 2022, either in person or by conference telephone, are as follows:

Name of Director	Full Board Meetings (4 total)		Audit Committee (4 total)	Safety and Sustainability Committee (2 total)		Compensation Committee (0 total) (1)
Mark A. Smith	4		N/A	2		N/A
David C. Beling	4		N/A	2		-	(1)
Michael J. Morris	4		4	N/A		-	(1)
Anna Castner Wightman	4		4	2		N/A
Nilsa Guerrero-Mahon	4		4	N/A		-	(1)
Fernanda Reda Fenga Viana Klamas	4		4	2		N/A
Peter Oliver	-	(2)	N/A	-	(2)	N/A

(1)	During the fiscal year ended June 30, 2022, the Compensation Committee did not meet; however, the Compensation Committee did take action two times via unanimous written consent during this time period.
(2)	Mr. Oliver was appointed to the Board and the Safety and Sustainability Committee on May 25, 2022. No Board meetings or meetings of the Safety and Sustainability Committee were held between his appointment to the Board and June 30, 2022.

Mandate of the Board

The Board has a written mandate that provides that the Board’s fundamental objective is the creation of shareholder value, including the protection and enhancement of the value of the Company’s assets. The Board oversees the management of the Company’s affairs directly and through the operation of its standing committees. In fulfilling its mandate, the Board, among other matters, is responsible for reviewing and approving the Company’s overall business strategies and its annual business plan, reviewing and approving the annual corporate budget and forecast, reviewing and approving significant capital investments outside the approved budget, reviewing major strategic initiatives to ensure that the Company’s proposed actions accord with its stated shareholder objectives, reviewing succession planning, assessing management’s performance against approved business plans and industry standards, reviewing and approving the financial statements, reports and other disclosure issued to shareholders, ensuring the effective operation of the Board and safeguarding shareholders’ equity interests through the optimum utilization of the Company’s capital resources. The Board also takes responsibility for identifying the principal risks of the Company’s business and for ensuring these risks are effectively monitored and mitigated to the extent reasonably practicable. In keeping with its overall responsibility for the stewardship of the Company, the Board is responsible for the integrity of the Company’s internal control and management information systems (primarily through the Audit Committee) and for the Company’s policies respecting corporate disclosure and communications.

Position Descriptions

The Board has developed a written position description for the Chairman of the Board and the Lead Director. The primary responsibilities of the Lead Director are set forth above under “Director Independence.” To date, given the size of the Company and its stage of development, the Board does not believe that a formal written position description for the position of the CEO is required, and that good business practices and the common law provide guidance as to what is expected of the position.

The general duties of the CEO are as set forth in the Smith Agreement (as described under “Employment Agreements” in this Information Circular), which were developed by the Board, in consultation with the CEO, at the time the Smith Agreement was entered into and set forth the expectations of the role and position to be fulfilled by the CEO. Pursuant to the Smith Agreement, the Company (acting through the Board) has the ability to modify such duties as required, but it has not found it necessary to do so.

The charters for each of the Compensation Committee and the Safety and Sustainability Committee contain a general description of the roles and tasks required to be performed by the Chair of the relevant committee.

Orientation and Continuing Education

The Board provides ad hoc orientation for new directors. New non-management directors are briefed on the overall role of the Board, its committees and its directors, as well as the Company’s strategic plans, short-, medium-, and long-term corporate objectives, current mineral properties and ongoing exploration programs, business risks and mitigation strategies, corporate governance guidelines and existing Company policies when they become directors. However, there is no formal orientation for new members of the Board, and this is considered to be appropriate, given the Company’s size and current level of operations. If the growth of the Company’s operations and/or increased Board turnover warrants it, the Board would consider implementing a formal orientation process.

The skills and knowledge of the Board as a whole is such that no formal continuing education process is currently deemed required. The Board is comprised of individuals with varying backgrounds, who have, both collectively, and in most cases individually, extensive experience in running and managing public companies in the natural resource sector, and several directors are also directors of other resource companies. Board members are encouraged to communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation, with management’s assistance. The Company will pay the reasonable costs of attendance by directors at continuing education courses and seminars with respect to corporate governance, directors’ duties and obligations and similar matters. Board members have full access to the Company’s records.

Reference is made to the heading “I and II – Number and Election of Directors,” under “Particulars of Matters to Be Acted Upon” in this Information Circular, for a description of the principal occupations of the proposed nominees for election as members of the Board.

Board Committees

Our Board has established an Audit Committee, a Compensation and Organization Committee, and a Safety and Sustainability Committee, each of which operates under a written charter that has been approved by the Board.

Our Board has determined that the members of the Audit Committee and Compensation Committee are independent directors under Section 303A and NI 52-110, including, in the case of all of the members of our Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In making such determination, the Board considered the relationships that each director has with our Company and all other facts and circumstances that the Board deemed relevant in determining director independence, including the beneficial ownership of our Common Shares by each director.

Audit Committee and Audit Committee Financial Experts

Our Audit Committee is currently comprised of Anna Castner Wightman, Michael J. Morris, Nilsa Guerrero-Mahon, and Fernanda Reda Fenga Viana Klamas, all of whom are independent directors. Our Board has determined that Mr. Morris and Ms. Guerrero-Mahon are audit committee financial experts, as defined by the rules of the SEC. Further, all Audit Committee members are financially literate as defined in NI 52-110. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. During the fiscal year ended June 30, 2022, the Audit Committee met four times. A copy of the Audit Committee Charter is available on the Company’s website at www.niocorp.com.

The Audit Committee’s general duties and responsibilities are to:

•	oversee the accounting and financial reporting processes of the Company and the audit of its financial statements, including: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; and (iii) the external auditors’ qualifications and independence;
•	resolve disagreements (if any) between management and the external auditor regarding financial reporting;
•	serve as an independent and objective party to monitor the Company’s financial reporting processes and internal control systems;
•	review and appraise the audit activities of the Company’s external auditors;
•	provide open lines of communication among the external auditors, financial and senior management and the Board for financial reporting and control matters and meet periodically with management and with the external auditors;
•	review the annual and interim consolidated financial statements of the Company, including the related notes, and management’s discussion and analysis thereof, for the purpose of recommending approval by the Board prior to release;
•	assist the Board in the discharge of its fiduciary responsibilities relating to the Company’s accounting principles, reporting practices and internal controls;
•	provide oversight of the management of the Company in designing, implementing and maintaining an effective system of internal controls;
•	report periodically its findings and recommendations to the Board; and
•	review and revise the Audit Committee Charter as necessary with the approval of the Board provided that the Audit Committee Charter may be amended and restated from time to time without the approval of the Board to ensure that the composition of the Audit Committee and the responsibilities and powers of the Audit Committee comply with the applicable laws and stock exchange rules.

The complete duties and responsibilities of the Audit Committee are more particularly set out in the Audit Committee Charter.

Relevant Education and Experience of Audit Committee Members

The education and experience of each member of the Audit Committee relevant to the performance of his/her responsibilities as an Audit Committee member and, in particular, any education or experience that would provide the member with the following items, are included in the Audit Committee members’ biographies as set forth in “Particulars of Matters to Be Acted Upon – I and II – Number and Election of Directors,” above:

1.	an understanding of the accounting principles used by the Company to prepare its financial statements;
2.	the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves;
3.	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements or experience actively supervising one or more persons engaged in such activities;
4.	an understanding of internal controls and procedures for financial reporting; and
5.	an understanding of audit committee functions.

Reliance on Certain Exemptions

Since the commencement of the Company’s most recently completed financial year, the Company has not relied on the exemptions in section 2.4 (De Minimis Non-audit Services), 3.2 (Initial Public Offerings), 3.4 (Events Outside Control of Member), 3.5 (Death, Disability or Resignation of Audit Committee Member) of NI 52-110 or an exemption from NI 52-110, in whole or in part, granted by a securities regulator under Part 8 (Exemptions) of NI 52-110.

Reliance on the Exemption in subsection 3.3(2) or section 3.6

Since the commencement of the Company’s most recently completed financial year, the Company has not relied on the exemptions in subsection 3.3(2) (Controlled Companies) or section 3.6 (Temporary Exemption for Limited and Exceptional Circumstances).

Reliance on section 3.8

Since the commencement of the Company’s most recently completed financial year, the Company has not relied upon section 3.8 (Acquisition of Financial Literacy) for any of the audit committee members.

Audit Committee Oversight

Since the commencement of the Company’s most recently completed financial year, there has not been a recommendation of the Audit Committee to nominate or compensate an external auditor which was not adopted by the Board.

Audit Committee Report

The Company’s Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Committee has four members, each of whom is “independent” as determined under Rule 10A-3 of the Exchange Act and Section 303A and applicable Canadian rules and regulations. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee assists the Board by (1) overseeing the integrity of the Company’s financial reporting and internal control, (2) overseeing the independence and performance of the Company’s independent auditors and (3) providing an avenue of communication between management, the independent auditors and the Board.

In the course of conducting its oversight responsibilities regarding the Company’s audited annual financial statements for the year ended June 30, 2022, the Audit Committee reviewed and discussed the audited annual financial statements for the year ended June 30, 2022, which appear in the Company’s Annual Report to Shareholders, with management and the Company’s independent auditors. The Audit Committee reviewed accounting principles, practices and judgments, as well as the adequacy and clarity of the notes to the financial statements.

The Audit Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB for independent auditor communications with audit committees concerning independence, as may be modified or supplemented, and has discussed with BDO USA, LLP its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements for the fiscal year ended June 30, 2022, be included in the Company’s Annual Report filed on Form 10-K. The Committee and the Board have also recommended the selection of BDO USA, LLP as independent auditors for the Company for the fiscal year ending June 30, 2023.

Submitted by:

Nilsa Guerrero-Mahon

Michael J. Morris

Anna Castner Wightman

Fernanda Reda Fenga Viana Klamas

Compensation Committee

The Board has established the Compensation Committee and has adopted a written charter for the Compensation Committee. The overall purpose of the Compensation Committee is to act on behalf of the Board and in the best interest of the Company’s shareholders to support the Company’s efforts to attract, retain, develop and reward employees to achieve its annual and strategic objectives. The written charter for the Compensation Committee sets out the role of the Chair of the Compensation Committee. The written charter does not provide for the delegation of the Compensation Committee’s authority to other persons or committees. Pursuant to the NioCorp Developments Ltd. Long-Term Incentive Plan, as most recently approved by shareholders on November 5, 2020 (the “2017 Amended Long-Term Incentive Plan”), however, the Compensation Committee may delegate its powers, rights and duties under such plan to a committee of the Board or to other persons, subject to applicable law. The Compensation Committee is comprised of Michael J. Morris as the Chairman, David C. Beling, and Nilsa Guerrero-Mahon. All members of the Compensation Committee are independent. None of the members of our Compensation Committee has been one of our officers or employees at any time. During the fiscal year ended June 30, 2022, the Compensation Committee did not meet; however, the Compensation Committee did take action two times via Unanimous Written Consent during this time period. A copy of the Compensation Committee charter is available on the Company’s website at www.niocorp.com.

The responsibilities of the Compensation Committee generally include: (1) recommending compensation policies to the Board for approval and thereafter implementing such policies; (2) ensuring the Company has programs in place to attract and develop management of the highest caliber and a process to provide for the orderly succession of management; (3) assessing and reporting to the Board on the performance of the CEO; (4) reviewing the compensation of the CEO and other officers and members of the Board and making recommendations in respect thereof to the Board; (5) reviewing and approving any proposed amendments to the Company’s 2017 Amended Long-Term Incentive Plan; (6) making recommendations to the Board concerning equity compensation grants; and (7) overseeing and considering the implications and risks associated with the Company’s compensation policies.

The Compensation Committee is responsible for assisting the Board in monitoring, reviewing and approving compensation policies and practices of the Company and its subsidiaries and administering the Company’s 2017 Amended Long-Term Incentive Plan. With regard to the CEO, the Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives and making recommendations to the Board with respect to the CEO’s compensation level based on this evaluation. In consultation with the CEO, the Compensation Committee makes recommendations to the Board on the framework of executive remuneration and its cost and on specific remuneration packages for each of the directors and officers other than the CEO, including recommendations regarding awards under equity compensation plans. For more information regarding the role of executive officers in determining or recommending the amount or form of executive compensation, see “Executive Compensation” below. The Compensation Committee also reviews executive compensation disclosure before the Company publicly discloses the information. The Compensation Committee’s decisions are typically reflected in consent resolutions.

The members of the Compensation Committee are all current or former executive officers or directors of public companies in the mineral exploration, mining, and manufacturing sectors and each has experience in reviewing and establishing compensation for executives in companies at a similar size and stage of development as the Company. The Compensation Committee members’ collective skills and experience within the resource sector provides them with an understanding of the Company’s success factors and risks and enables them to make decisions on the suitability of the Company’s compensation policies and practices.

The Compensation Committee considers appropriate compensation for directors and named executive officers reflecting the need to provide incentive and compensation for the time and effort expended by the directors and senior management while taking into account the financial and other resources of the Company. In setting the compensation, the Compensation Committee reviews the performance of the non-executive officers in light of the Company's objectives and considers other factors that may have impacted the success of the Company in achieving its objectives over the preceding year.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2022, Michael J. Morris, David C. Beling, and Nilsa Guerrero-Mahon served on the Compensation Committee. None of these individuals was an employee or an officer of the Company during the fiscal year ended June 30, 2022, was formerly an officer of the Company, or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, during the fiscal year ended June 30, 2022, none of our executive officers served on the compensation committee or full board of any company for which any of Messrs. Morris or Beling or Ms. Guerrero-Mahon (or any of the Company’s other directors) served as an executive officer.

Safety and Sustainability Committee

The Safety and Sustainability Committee is responsible for assisting the Board in overseeing (i) the Company’s environmental, safety and health and corporate social responsibility policies and programs and (ii) the Company’s environmental, safety and health and corporate social responsibility performance. The Safety and Sustainability Committee is comprised of Anna Castner Wightman as the Chairperson, Mark A. Smith, David C. Beling, Fernanda Reda Fenga Viana Klamas, and Peter Oliver. There were two meetings of the Safety and Sustainability Committee during the fiscal year ended June 30, 2022, as planned Company activities in the Elk Creek Project area were minimal.

Nomination of Directors

The Company does not have a nominating committee, and the Board as a whole is responsible for reviewing proposals for new nominees to the Board and conducting such background reviews, assessments, interviews and other procedures as it believes necessary to ascertain the suitability of a particular nominee. The Board believes that given the small size of the Board and preponderance of independent directors on the Board that a separately designated nominating committee is not required to maintain Board independent oversight and ensure the selection of qualified nominees to the Board. Further, the Board believes that discussing and selecting nominees with the entire Board provides a better assessment of nominees for future Board cohesion. The selection of potential nominees are generally the result of recruitment efforts by individual Board members, including both formal and informal discussions among Board members and with the CEO, and are usually based upon the desire to have a specific set of skills or expertise included on the Board. The Board does not have a written policy with respect to the director nomination process.

The appointment of new directors (either to fill vacancies or to add additional directors as permitted by applicable corporate legislation) or the nomination for election as a director of a person not currently a director by the shareholders at an annual general meeting is carried out by the Board.

Mr. Oliver was recommended to the Board as a candidate for director by our CEO.

Recommendations to the Board

The Board will consider recommendations for director nominees made by shareholders and others. For consideration by the Board, the nominating shareholder or other person must provide the Company’s Chief Financial Officer and Corporate Secretary, Neal Shah, at the Company’s principal executive offices, with information about the nominee, including the detailed background of the suggested candidate.

Outside of the participation of Mark A. Smith, the CEO, on the Board as a director, no shareholder or shareholders holding 5% or more of the Company’s outstanding stock, either individually or in aggregate, has recommended a nominee for election to the Board as of the date of this Information Circular.

Board Diversity

The Board has not adopted a written policy or set targets relating to the identification and nomination of diverse directors or executive officers as it does not believe, at the present time, that it is necessary for the Company to have a written policy. The Board is committed to nominating the best individuals with relevant board and industry experience to fill director roles and executive officer positions. The Board believes that diversity is important to ensure that Board members and senior management provide the necessary range of perspectives, experience and expertise required to achieve the Company’s goals and strategic objectives. The Board recognizes that gender diversity is a significant aspect of diversity and acknowledges the important role that women with appropriate and relevant skills and experience can play in contributing to diversity of perspective in the boardroom and in senior management roles.

The Board reviews the general and specific criteria applicable to candidates to be considered for nomination to the Board. The Board aims to maintain the composition of the Board in a way that provides the best mix of skill and experience to guide the Company’s long-term strategy and ongoing business operations. Accordingly, in searches for new directors or officers, the Board considers the level of gender and cultural representation and diversity within its leadership ranks, and this is just one of several factors used in its search process.

Currently, the Company has three female Board members, representing 42% of the Company’s directors, and no female executive officers.

Assessments

The Board has traditionally monitored, but not formally assessed, its performance or the performance of individual directors or committee members or their contributions. The Compensation Committee has, as part of its mandate, the responsibility for evaluating the performance of the CEO and Chair of the Board. In the future, the Compensation Committee may consider appropriate processes for evaluations of individual directors and may review the processes adopted by similar sized public natural resource companies in order to assist it in this regard.

Board of Directors Tenure

The Board has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals nominated for election as directors as it does not believe that such a limit is in the best interests of the Company at this time. The Board annually reviews the composition of the Board, including the age and tenure of individual directors. The Board strives to achieve a balance between the desire to have a depth of experience from its members and the need for renewal and new perspectives.

Insider Participation and Other Relationships

Mark A. Smith, our CEO, is also a member of our Board.

Since June 17, 2015, we have certain debt obligations to Mr. Smith as more fully described under “Certain Relationships and Related Person Transactions.”

Ethical Business Conduct

The Board expects management to operate the business of the Company in a manner that enhances shareholder value and is consistent with the highest level of integrity. Management is expected to execute the Company’s business plan and to meet performance goals and objectives according to the highest ethical standards.

In addition, directors and senior officers are bound by the provisions of the Company’s Articles and the BCBCA, which set forth how any conflicts of interest are to be dealt with. In particular, any director who has a material interest in a particular transaction is required to disclose such interest and to refrain from voting with respect to the approval of any such transaction.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics applicable to our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.niocorp.com. If the Board amends the Code of Business Conduct and Ethics or grants a waiver, including an implicit waiver, from the Code of Business Conduct and Ethics, the Company will disclose the information on its internet website. The waiver information will remain on the website for at least 12 months after the initial disclosure of such waiver. Given the current size of the Company workforce, and the lack of significant operations, the Board monitors compliance through periodic discussions with executive management.

Board Role in Risk Oversight

Our Board is responsible for overseeing the Company’s management of risk. The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks with enhancing the long-term value of the Company for the benefit of the shareholders. The Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures. Our Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Compensation Committee helps the Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.

Board Leadership Structure

The Board has reviewed the Company’s current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s shareholder base, the Company’s peer group and other relevant factors. Considering these factors, the Board has determined not to have a separate CEO and Chairman of the Board and to have a separate Lead Director who is independent. The Chairman of the Board is a non-executive position. The Board has determined that this structure is currently the most appropriate Board leadership structure for the Company. The Board noted the following factors in reaching its determination:

•	The Board acts efficiently and effectively under its current structure.

•	The structure of the same individual holding the positions of CEO and Chairman of the Board, with a separate, independent Lead Director, puts the Company in the best position to efficiently handle major issues facing the Company on a day-to-day and long-term basis, while ensuring that the Board is in the best position to have an independent director identify key risks and developments facing the Company and to have those risks and developments brought promptly to the Board’s attention.
•	This structure eliminates the potential for confusion and duplication of efforts at the highest executive level.
•	Companies within the Company’s peer group utilize similar Board structures.

Fiscal 2022 Director Compensation

During fiscal year 2022, the Company increased its Board to seven directors, one of which is also a named executive officer, Mr. Smith. For a description of the compensation paid to Mr. Smith, see “Fiscal 2022 Summary Compensation Table” below.

The following table sets forth all compensation the Company granted to our directors, other than Mark A. Smith, for the fiscal year ended June 30, 2022:

Name	Option Awards ($)		Total ($)
David C. Beling	108,507	(1)	108,507
Michael J. Morris	128,235	(1)	128,235
Anna Castner Wightman	108,507	(1)	108,507
Nilsa Guerrero-Mahon	118,371	(1)	118,371
Fernanda Reda Fenga Viana Klamas	108,507	(1)	108,507
Peter Oliver (2)	176,773	(3)	176,773
(1)	Reflects the grant date fair value of the Option awards granted during the 2022 fiscal year, consisting of 325,000 Options for Mr. Morris, 300,000 Options for Ms. Geurrero-Mahon, and 275,000 Options for each remaining Board member (other than Mr. Oliver), in each case at an exercise price of $1.06 per share (using a spot exchange rate of C$1.2782 to US$1.00) on December 16, 2021, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Assumptions used in the calculation of these amounts are described in Note 9 in the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022. These Option awards were 100% vested at grant.
(2)	Mr. Oliver was appointed to the Board on May 25, 2022.
(3)	Reflects the grant date fair value of the 500,000 Options granted during the 2022 fiscal year to Mr. Oliver, at an exercise price of $0.87 per share (using a spot exchange rate of C$1.2662 to US$1.00) on May 30, 2022, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are described in Note 9 in the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022. This Option award was 100% vested at grant.

For the fiscal year ended June 30, 2022, the directors of the Company did not receive any cash fees for serving on the Board. The directors of the Company have no standard compensation arrangements, or any other arrangements, with the Company, except as herein disclosed. Option grants are determined by the Compensation Committee on a discretionary basis each year. Executive officers of the Company who also act as directors of the Company do not receive any additional compensation for services rendered in such capacity. See “Fiscal 2022 Summary Compensation Table” below.

The aggregate number of Option awards outstanding at the end of fiscal year 2022 for each non-employee director who served during fiscal 2022 was as follows: Mr. Beling, 1,025,000 Options; Mr. Morris, 1,125,000 Options; Ms. Wightman, 825,000 Options; Ms. Guerrero-Mahon, 1,400,000 Options; Ms. Fenga, 775,000 Options; and Mr. Oliver, 500,000 Options. As of October 20, 2022, all the above Options were 100% vested.

Communications with Directors

We have not adopted a formal process for shareholder communications with the Board. We believe it is appropriate not to have a formal process for shareholder communications with the Board because historically we have received shareholder communications very infrequently. Nevertheless, we have tried to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to the Board has been good. A shareholder may submit any communication with directors to us at our corporate offices, to the attention of Neal Shah, Chief Financial Officer and Corporate Secretary.

EXECUTIVE OFFICERS

As of October 20, 2022, the executive officers of the Company, their ages, their business experiences and their principal occupations during the past five years were as follows:

Name	Age	Position	Date of Appointment
Mark A. Smith	63	Chief Executive Officer, President, Executive Chairman and Director	Chief Executive Officer and Director: September 23, 2013 President and Executive Chairman: May 31, 2015
Neal Shah	48	Chief Financial Officer and Corporate Secretary	Chief Financial Officer: July 1, 2016 Corporate Secretary: December 3, 2021
Scott Honan	51	Chief Operating Officer	May 6, 2014
Jim Sims	61	Chief Communications Officer	November 2, 2015

Executive officers serve at the pleasure of the Board. The following sets forth a brief description of the business experience of each executive officer of the Company:

Mark A. Smith – Executive Chairman, Director, President and Chief Executive Officer

Please see the description of Mr. Smith’s business experience under “Particulars of Matters to Be Acted Upon — I and II – Number and Election of Directors,” above.

Neal Shah – Chief Financial Officer and Corporate Secretary

Mr. Shah joined NioCorp in September 2014 as Vice President of Finance, and now serves as the Company’s Chief Financial Officer (“CFO”) and Corporate Secretary. Mr. Shah served as Finance Manager at Covidien Ltd., a medical device company since acquired by Medtronic, from May 2014 through September 2014. From April 2011 until May 2014, he held the positions of Senior Manager of Corporate Development and M&A and more recently the Director of Strategy and Business Planning at Molycorp. Mr. Shah graduated from the University of Colorado with a BSc in Mechanical Engineering in 1996, and from Purdue University with an MBA in 2002. Since the completion of his MBA, Mr. Shah also held key finance roles with Intel Corporation and IBM.

Scott Honan – Chief Operating Officer

Mr. Honan joined NioCorp in May 2014 as Vice President, Business Development, and since July 2020, has served as the Company’s Chief Operating Officer. He also serves as President of Elk Creek Resources Corporation, the NioCorp subsidiary that is developing the Elk Creek Project in Nebraska. Prior to his work at NioCorp, Mr. Honan served in several leadership capacities at Molycorp from February 2001 until May 2014, including as Vice President/Director Health, Environment, Safety and Sustainability and General Manager and Environmental Manager from July 2011 to May 2014. With over 29 years of experience in the gold and rare earth industries, Mr. Honan is a graduate of Queen’s University in Mining Engineering in both Mineral Processing (B.Sc. Honors) and Environmental Management (M.Sc.) disciplines.

Jim Sims – Chief Communications Officer

Mr. Sims has more than 29 years of experience in devising and executing marketing, media relations, public affairs, and investor relations operations for companies in the mining, chemical, manufacturing, utility, and renewable energy sectors. He joined NioCorp in November 2015 as Vice President, External Affairs, and now serves in a new role for the Company as its Chief Communications Officer, effective June 7, 2022. Prior to NioCorp, Mr. Sims served for more than five years as Director (and then Vice President) of Corporate Communications for Molycorp from March 2010 through November 2015. Since May 2016, Mr. Sims has also served as Director of Investor and Public Relations for IBC. Mr. Sims was President and CEO of Policy Communications, Inc. from 1998 until 2010, and served as White House Director of Communications for the Energy Policy Development Group. A former U.S. Senate Chief of Staff, he is the co-founder and former Executive Director of the Geothermal Energy Association, and he has served as Board Chairman of the Rare Earth Technology Alliance. He is an honors graduate of Georgetown University.

EXECUTIVE COMPENSATION

The following table sets out the compensation for the fiscal years ended June 30, 2022 and 2021 for the individual who served as the Company’s CEO during fiscal year 2022, as well as the Company’s three other most highly compensated executive officers other than the CEO who were serving at the end of the last fiscal year, two of whom were equally compensated during the last fiscal year (collectively, the “named executive officers”):

Fiscal 2022 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards (1) ($)	Total ($)
Mark A. Smith, Chief Executive Officer, President (2)	2022	$ 297,000	$ 256,471	$ 553,471
	2021	$ 297,000	$ 105,820	$ 402,820
Scott Honan, Chief Operating Officer	2022	$ 260,000	$ 118,371	$ 378,371
	2021	$ 260,000	$ 52,910	$ 312,910
Neal Shah, Chief Financial Officer and Corporate Secretary	2022	$ 220,000	$ 118,371	$ 338,371
	2021	$ 220,000	$ 52,910	$ 272,910
Jim Sims, Chief Communications Officer	2022	$ 220,000	$ 118,371	$ 338,371
	2021	$ 220,000	$ 52,910	$ 272,910

(1)	Reflects the grant date fair value of the Options granted during the reported fiscal years. Fiscal year 2022 grants consisted of 650,000 Options for Mr. Smith and 300,000 Options for each of Messrs. Honan, Shah, and Sims, in each case at an exercise price of $1.06 per share (using a spot exchange rate of C$1.2782 to US$1.00 on December 16, 2021). Grant date fair values were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 9 in the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022. These Options were fully vested on the grant date and generally remain exercisable until three years after the grant date.
(2)	Disclosed amounts paid to 76 Resources, LLC, an entity controlled by Mr. Smith, as further described below under “Employment Agreements.”

Narrative Disclosure to Summary Compensation Table

Compensation Governance

The Company’s Compensation Committee determines an appropriate amount of compensation for the Company’s executives, reflecting the need to provide incentives and compensation for the time and effort expended by the executives while taking into account the financial and other resources of the Company. The Compensation Committee has the authority to engage and compensate, at the expense of the Company, any outside advisor that it determines to be necessary to permit it to carry out its duties (including compensation consultants and advisers), but it did not retain any such outside consultants or advisors during the fiscal year ended June 30, 2022.

Compensation Program Design

The Board, in conjunction with the Compensation Committee, determines compensation and rewards to senior management on the basis of individual and corporate performance, both in the short term and the long term, while at the same time being mindful of the responsibility that the Company has to its shareholders. In general, the Compensation Committee considers that its compensation program should be relatively simple in concept, given the current stage of the Company’s development, and that its focus should be balanced between reasonable current compensation and longer-term compensation tied to performance of the Company as a whole.

The Compensation Committee has not established a formal set of benchmarks or performance criteria to be met by the Company’s named executive officers; rather, the members of the Compensation Committee use their own subjective assessments of the level of success of the Company to determine, collectively, whether or not the named executive officers are successfully achieving the Company’s business plan and strategy and the degree to which they have performed in that regard. The Compensation Committee has not established any set or formal formula for determining named executive officer compensation, either as to the amount thereof or the specific mix of compensation elements, and compensation (and adjustments from time to time) is set through informal discussions at the Compensation Committee level.

Key Elements of Named Executive Officer Compensation

Base Salaries

The members of the Compensation Committee use their own experience and familiarity with the industry, and consider the factors described above, to determine what they believe to be reasonable base salaries for our named executive officers. The base salaries of the named executive officers are set at levels which are considered by the members of the Compensation Committee to be competitive, thereby enabling the Company to compete for and retain executives critical to the long-term success of the Company. Initially, base salaries (or, for Mr. Smith, base consulting fees) are set through negotiation when executive officers join the Company (with direct input from the Compensation Committee) and are subsequently reviewed each fiscal year to determine if adjustments are required. No adjustments were made to the named executive officers’ base salaries (or base fees) during the 2022 fiscal year.

Bonus Compensation

The Board has discretion, where deemed appropriate and financially affordable for the Company, to grant a cash bonus to a named executive officer based on the performance of both the individual named executive officer and the Company. No such cash bonuses were granted to any named executive officer during fiscal 2022.

Option-Based Awards

The incentive portion of each named executive officer’s compensation package consists primarily of Options awarded under the 2017 Amended Long-Term Incentive Plan. Share ownership opportunities through the grant of Options are provided to align the interests of senior management of the Company with the longer-term interests of the shareholders of the Company.

The 2017 Amended Long-Term Incentive Plan is administered by the Compensation Committee, and is intended to advance the interests of the Company through the motivation, attraction and retention of officers and other key employees, directors and consultants of the Company and affiliates of the Company and to secure for the Company and its shareholders the benefits inherent in the ownership of Common Shares of the Company by officers and other key employees, directors and consultants of the Company and affiliates of the Company. Grants of Options under the 2017 Amended Long-Term Incentive Plan are proposed/recommended by the CEO and reviewed by the Compensation Committee. The Compensation Committee can approve, modify or reject any proposed grants, in whole or in part. In general, the allocation of available Options among the eligible participants in the 2017 Amended Long-Term Incentive Plan is on an ad hoc basis, and there is no set formula for allocating available Options, nor is there any fixed benchmark or performance criteria to be achieved in order to receive an award of or vest in Options.

The Compensation Committee does not consider the accounting value of any such Option grants in determining the number of Options to award to any individual, as any such “value” is an accounting measure that is not relevant to incentivizing the individual. The timing of the grants of Options is determined by the Compensation Committee, and there is no regular interval for the awarding of Option grants. In general, a higher level of responsibility will result in a larger grant of Options. Because the number of Options available is limited, in general, the Compensation Committee aims to have individuals at what it subjectively considers to be the same levels of responsibility holding equivalent numbers of Options, with additional grants being allocated for individuals who the Compensation Committee believes are in a position to more directly affect the success of the Company through their efforts.

The Compensation Committee looks at the overall number of Options held by an individual (plus the exercise prices and remaining terms of existing Options and whether any previously granted Options have expired out of the money or were exercised) and takes such information into consideration when reviewing proposed new grants. After considering the CEO’s recommendations and the foregoing factors, the resulting proposed Option grant (if any) is then submitted to the Board for approval.

During the fiscal year ended June 30, 2022, the Compensation Committee approved all recommendations for the grant of Options proposed by management, and the named executive officers were granted the following number of Options effective December 17, 2021, each with an exercise price per share of C$1.36 ($1.06 per share, using a spot exchange rate of C$1.2782 to US$1.00 on December 16, 2022): Mr. Smith, 650,000 Options; Mr. Honan, 300,000 Options; Mr. Shah, 300,000 Options; and Mr. Sims, 300,000 Options. These Options were fully vested on the grant date and generally remain exercisable until three years after the grant date.

Employment Agreements

The Company and KMSmith, LLC (“KMSmith”), an entity controlled by Mark A. Smith, entered into a Consulting Agreement effective September 23, 2013 (as amended, the “Smith Agreement”). On August 31, 2020, the Company, KMSmith and 76 Resources, Inc., an entity controlled by Mr. Smith, entered into a Contract Assignment and Novation Agreement, pursuant to which KMSmith assigned all of its rights under the Smith Agreement to 76 Resources, Inc. and 76 Resources, Inc. assumed all of KMSmith’s obligations under the Smith Agreement by novation. On August 1, 2021, the Company, 76 Resources, Inc. and 76 Resources, LLC, an entity controlled by Mr. Smith, entered into a Contract Assignment and Novation Agreement, pursuant to which 76 Resources, Inc. assigned all of its rights under the Smith Agreement to 76 Resources, LLC and 76 Resources, LLC assumed all of 76 Resources, Inc.’s obligations under the Smith Agreement by novation. Under the terms of the Smith Agreement, 76 Resources, LLC (as ultimate successor in interest to KMSmith), through Mr. Smith, performs the duties and responsibilities of the CEO of the Company and related services, for an indefinite term at a base rate of $297,000 per year, generally payable in equal monthly installments of $24,750. Any bonuses and incentive payments are payable at the discretion of the Board. Mr. Smith is eligible to receive Options under the 2017 Amended Long-Term Incentive Plan, as determined by the Board.

The Company may terminate the Smith Agreement at any time without notice or payment if (1) 76 Resources, LLC commits a material breach of the Smith Agreement (subject to a cure period in certain circumstances), (2) Mr. Smith dies or becomes permanently disabled, or (3) certain other “for cause” scenarios occur (as further described in the Smith Agreement). In the event the Smith Agreement is terminated by the Company for any other reason or if 76 Resources, LLC terminates the Smith Agreement on the occurrence of a Triggering Event, the Company shall pay 76 Resources, LLC a lump sum termination fee equal to the base fee in effect at the termination date as well as the average of any annual bonuses or other cash incentive payments for two calendar years immediately preceding the year the termination occurs. A Triggering Event is defined as: a substantial change in the nature of services to be performed by 76 Resources, LLC; a material breach by the Company of the Smith Agreement that is not remedied within 30 days of notice; the cessation of the Company as a going concern; the failure of the Company to pay a material amount due pursuant to the Smith Agreement within 30 days of the due date; or a material reduction in base fee or any other form of compensation payable by the Company to 76 Resources, LLC, except where all senior executives or consultants of the Company are subject to relatively similar reductions in such values. 76 Resources, LLC may terminate the Smith Agreement for a reason other than a Triggering Event on 90 days’ written notice and, should the Company immediately accept such termination notice, it shall pay 76 Resources, LLC the sum of $69,904. Should a change of control of the Company occur (as that term is defined in the Smith Agreement) and, within one year, either a Triggering Event occurs and 76 Resources, LLC terminates the Smith Agreement or 76 Resources, LLC’s engagement is terminated by the Company under circumstances that would give rise to a termination payment in the absence of a change of control, then 76 Resources, LLC shall be entitled to receive an amount equal to the base fee in effect at the termination date as well as the average of any annual bonuses or other cash payments for two calendar years immediately preceding the year the termination occurs. In the event 76 Resources, LLC is entitled to a termination payment with respect to a change of control, any Options previously granted to Mr. Smith shall become fully vested and shall remain exercisable for the original term of grant despite a termination of 76 Resources, LLC. Termination payments under the Smith

Agreement are generally contingent on a release of claims by 76 Resources, LLC. The Smith Agreement also includes customary confidentiality and six-month employee non-solicitation provisions.

If the Smith Agreement is terminated by the Company for any reason other than as set out in the Smith Agreement, if 76 Resources, LLC terminates the Smith Agreement on the occurrence of a Triggering Event, or should a change of control of the Company occur and within one year, either a Triggering Event occurs and 76 Resources, LLC terminates the Smith Agreement or 76 Resources, LLC’s engagement is terminated without the occurrence of a Triggering Event, effective as of June 30, 2022, 76 Resources, LLC (as ultimate successor in interest to KMSmith) would have been entitled to a payment of $297,000.

No other named executive officer (whether individually or through an entity) was party to an employment or similar agreement or arrangement with the Company during the fiscal year ended June 30, 2022.

As previously disclosed, on September 25, 2022, in connection with our entry into the Business Combination Agreement, Messrs. Shah, Honan and Sims (the “Covered Officers”) entered into employment agreements with a United States affiliate (the “U.S. Affiliate”) of the Company (the “Employment Agreements”). Subject to each Covered Officer entering into a restrictive covenant agreement (a “Restrictive Covenant Agreement”) prior to the closing of the Transaction, the Employment Agreements will become effective upon the closing of the Transaction, and will continue until either the Covered Officer or the U.S. Affiliate terminates the Covered Officer’s employment for any reason. Pursuant to the Employment Agreements, Mr. Shah will continue to serve as Chief Financial Officer of the Company, Mr. Honan will continue to serve as the Chief Operating Officer of the Company and will serve as President of the U.S. Affiliate, and Mr. Sims will continue to serve as the Chief Communications Officer of the Company.

The Employment Agreements for each of Mr. Shah and Mr. Sims provide for an annual base salary of $220,000 per year, and Mr. Honan’s Employment Agreement provides for an annual base salary of $260,000 per year. The annual base salary rates for the Covered Officers will be reviewed at least annually for potential increases. The Employment Agreements also provide each of the Covered Officers with eligibility to participate in (1) any annual cash bonus plan and/or any long-term incentive compensation plan as may be established by the U.S. Affiliate or its affiliates, and (2) any employee benefit plan, program, or policy of the U.S. Affiliate or its affiliates as may be in effect for senior executives of the U.S. Affiliate or its affiliates generally. The Employment Agreements also include the following additional features: (1) severance benefits upon certain qualifying terminations of employment, consisting of: (a) for a qualifying termination of the Covered Officer’s employment by the U.S. Affiliate without Cause (as such term is defined in the Employment Agreements) that does not occur within two years after a Change in Control of the U.S. Affiliate (as defined in the Employment Agreements), certain accrued obligations, plus 12 months of salary continuation, and (b) for a qualifying termination of the Covered Officer’s employment by the U.S. Affiliate without Cause or by the Covered Officer for Good Reason (as such term is defined in the Employment Agreements) that occurs within two years after a Change in Control (a “Change in Control Termination”), certain accrued obligations, and a lump sum cash amount equal to two times the Covered Officer’s annual base salary as in effect at the time of such termination; and (2) a requirement that each Covered Executive execute a customary release of claims in favor of the U.S. Affiliate to receive severance compensation. The Restrictive Covenant Agreements will include customary restrictive covenants, including non-competition and non-solicitation obligations that remain in effect both during the employment term and for one year following termination of the Covered Officer’s employment other than a Change in Control Termination (in which case the period will be two years following such Change in Control Termination), as well as other customary restrictive covenants, such as confidentiality provisions.

Stock Options Under the 2017 Amended Long-Term Incentive Plan

In accordance with the 2017 Amended Long-Term Incentive Plan, the Company granted Options to its named executive officers during the Company’s 2022 fiscal year; no other equity-based awards were granted to the named executive officers during the 2022 fiscal year.

The following table sets forth the outstanding equity awards for each named executive officer at June 30, 2022. The Company has not granted full value stock-based awards to any of its named executive officers.

Outstanding Equity Awards at 2022 Fiscal Year-End

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date
Mark A. Smith	11/9/2017	750,000	—	0.36	11/9/2022
	11/15/2018	750,000	—	0.42	11/15/2023
	12/14/2020	500,000	—	0.58	12/14/2023
	12/17/2021	650,000	—	1.06	12/17/2024

Scott Honan	11/9/2017	300,000	—	0.36	11/9/2022
	11/15/2018	350,000	—	0.42	11/15/2023
	12/14/2020	250,000	—	0.58	12/14/2023
	12/17/2021	300,000	—	1.06	12/17/2024

Neal Shah	11/9/2017	229,000	—	0.36	11/9/2022
	11/15/2018	350,000	—	0.42	11/15/2023
	12/14/2020	250,000	—	0.58	12/14/2023
	12/17/2021	300,000	—	1.06	12/17/2024
Jim Sims	11/15/2018	350,000	—	0.42	11/15/2023
	12/14/2020	250,000	—	0.58	12/14/2023
	12/17/2021	300,000	—	1.06	12/17/2024

(1)	Based on a spot exchange rate of C$1.2886 to US$1.00 on June 30, 2022.

As previously disclosed, in connection with the Transaction, the Company will effectuate the Reverse Stock Split. Pursuant to the Business Combination Agreement, the Board will take such action as may be required under the 2017 Amended Long-Term Incentive Plan in connection with the Reverse Stock Split and, if the Board determines that an equitable adjustment should be made pursuant to the Options in respect of the Reverse Stock Split, then the Options will be equitably adjusted as determined by the Board in accordance with the terms of the 2017 Amended Long-Term Incentive Plan.

Retirement Plan Benefits

Each named executive officer is eligible to participate in the Company’s 401(k) savings plan, which is designed to reward continued employment with the Company and assist participants with financial preparation for retirement. All amounts credited under the 401(k) savings plan relate to participant contributions. The Company does not currently make matching or other contributions to the 401(k) savings plan.

Termination and Change of Control Benefits

Except as described above, the Company has not entered into any plans or arrangements in respect of remuneration received or that may be received by the named executive officers in respect of compensating such officers or directors in the event of a change of control, termination of employment (as a result of resignation, retirement, change of control, etc.) or a change in responsibilities following a change of control. Options are generally subject to clawback provisions, and provide for post-employment exercise periods, pursuant to the terms of such awards and the 2017 Amended Long-Term Incentive Plan.

EQUITY COMPENSATION PLANS

The Company has maintained equity compensation plans under which Options have been granted. Option grants have been determined by the Company’s directors and are only provided in compliance with applicable laws and regulatory policy. The following information is provided with respect to compensation plans (including individual compensation arrangements) under which equity securities were authorized for issuance as of June 30, 2022.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Second Column)
Equity Compensation Plans Approved by Security Holders (1)	14,464,000	C$ 0.83	13,203,060(3)
Equity Compensation Plans Not Approved by Security Holders	-	-	-
Total(4)	14,464,000	C$ 0.83	13,203,060(3)
(1)	Represents Options granted pursuant to the 2017 Amended Long-Term Incentive Plan.
(2)	Or $0.64 per share, based on a spot exchange rate of C$1.2886 to US$1.00 as of June 30, 2022.
(3)	Generally, the aggregate number of Common Shares reserved for issuance to participants under the 2017 Amended Long-Term Incentive Plan, together with all other security based compensation arrangements of the Company may not exceed 10% of the issued and outstanding Common Shares from time to time, and the Common Shares reserved for issuance upon settlement of share units shall not exceed 5% of the issued and outstanding Common Shares from time to time. Further, and subject to the adjustment provisions of the 2017 Amended Long-Term Incentive Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Options that are intended to qualify as “incentive stock options” under Section 422 of the United States Internal Revenue Code granted under the 2017 Amended Long-Term Incentive Plan will not exceed 26,811,009 Common Shares, provided that such limit will increase by 3,000,000 Common Shares on November 5, 2022, subject to the aggregate share limitations set forth in the 2017 Amended Long-Term Incentive Plan. Common Shares subject to any grant (or any portion thereof) that are issued upon exercise or settlement, forfeited, surrendered, cancelled, unearned or otherwise terminated will again be available for grant under the 2017 Amended Long-Term Incentive Plan.
(4)	As of the date of this Information Circular there are: (i) 14,464,000 outstanding securities awarded under the 2017 Amended Long-Term Incentive Plan representing 5.2% of the Company’s currently issued and outstanding Common Shares; and (ii) 13,475,322 remaining securities available for grant representing 4.8% of the Company’s currently issued and outstanding Common Shares.

Description of the 2017 Amended Long-Term Incentive Plan

On November 5, 2020, NioCorp’s shareholders approved the adoption of the 2017 Amended Long-Term Incentive Plan.

The following table presents the burn rates for the 2017 Amended Long-Term Incentive Plan since inception:

Fiscal Year Ending June 30	Number of awards granted	Weighted average number of Common Shares outstanding	Burn rate
2022	4,475,000	263,737,227	1.7%
2021	3,700,000	241,967,116	1.5%
2020	-	234,610,126	0.0%

General Description of the Plan

Administration

The 2017 Amended Long-Term Incentive Plan is generally administered by the Board, which has full and complete discretionary authority to, among other things, and subject to the express limitations under the 2017 Amended Long-Term Incentive Plan: (1) interpret the 2017 Amended Long-Term Incentive Plan and grant agreements thereunder; (2) determine the eligible persons who may receive grants under the 2017 Amended Long-Term Incentive Plan and the terms of such grants (including the number of Common Shares subject to such grants or the value of such grants and the applicable vesting conditions); and (3) amend the terms of a grant agreement or other documents evidencing grants. The Board may, in its discretion, but subject to applicable law and stock exchange requirements, delegate its powers under the 2017 Amended Long-Term Incentive Plan to a committee of the Board, or to a person or persons, as it may determine from time to time. However, the Board will not delegate any such powers with respect to the grant, amendment, administration or settlement of any award to the extent delegation is not consistent with applicable law or stock exchange requirements, and provided that the composition of the committee of the Board, person or persons, as the case may be, will comply with applicable law and stock exchange requirements. Further, provided it complies with 2017 Amended Long-Term Incentive Plan, the Board may appoint or engage a trustee, custodian or administrator to administer or implement the 2017 Amended Long-Term Incentive Plan or any aspect of it.

Eligibility

Under the 2017 Amended Long-Term Incentive Plan, the Board may in its discretion from time-to-time grant Options and share units (in the form of RSUs and PSUs) to directors, employees and certain other service providers (as defined in the 2017 Amended Long-Term Incentive Plan) of the Company and affiliated entities selected by the Board.

Share Limits

Subject to adjustment as described in the 2017 Amended Long-Term Incentive Plan, the aggregate number of Common Shares that may be reserved for issuance to participants under the 2017 Amended Long-Term Incentive Plan, together with all other security based compensation arrangements of the Company may not exceed 10% of the issued and outstanding Common Shares from time to time, and the Common Shares reserved for issuance upon settlement of share units shall not exceed 5% of the issued and outstanding Common Shares from time to time. The 2017 Amended Long-Term Incentive Plan limits the maximum number of Common Shares issued to insiders (as defined under TSX rules for this purpose) within any one-year period, or issuable to insiders at any time, in the aggregate, under all security based compensation arrangements (including the 2017 Amended Long-Term Incentive Plan) to 10% of the then issued and outstanding Common Shares. The 2017 Amended Long-Term Incentive Plan also limits the aggregate number of Common Shares that may be reserved for issuance to any one participant under the 2017 Amended Long-Term Incentive Plan, together with all other security-based compensation arrangements of the Company, to 5% of the then issued and outstanding Common Shares (on a non-diluted basis). Further, and subject to the adjustment provisions of the 2017 Amended Long-Term Incentive Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options (as defined below) will not exceed 26,811,009 Common Shares. However, such Incentive Stock Option limit will increase by 3,000,000 Common Shares on the second anniversary of the effective date of the 2017 Amended Long-Term Incentive Plan, subject to the aggregate Common Share limitation under the plan.

For purposes of computing the total number of Common Shares available for grant under the 2017 Amended Long-Term Incentive Plan or any other security-based compensation arrangement of the Company, Common Shares subject to any grant (or any portion thereof) that are issued upon exercise or settlement, forfeited, surrendered, cancelled, unearned or otherwise terminated will again be available for grant under the 2017 Amended Long-Term Incentive Plan.

Subject to applicable law and stock exchange requirements, in the event of any change in or impact to the Common Shares by reason of any dividend (other than dividends in the ordinary course), split, recapitalization, reclassification, amalgamation, arrangement, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, combination or exchange of Common Shares or distribution of rights to holders of Common Shares or any other relevant changes to or impact to the authorized or issued capital of the Company, if the Board determines that an equitable adjustment should be made, such adjustment shall be made by the Board to (1) the number of Common Shares subject to the 2017 Amended Long-Term Incentive Plan, (2) the securities into which the Common Shares are changed or are convertible or exchangeable, (3) any Options then outstanding, (4) the exercise price in respect of such Options, (5) the number of share units outstanding under the 2017 Amended Long-Term Incentive Plan, and/or (6) other award terms. However, any such adjustment to the number of Incentive Stock Options that may be issued or transferred under the 2017 Amended Long-Term Incentive Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify. Moreover, in the event of any such transaction or event or in the event of a change in control, the Board may provide in substitution for any or all outstanding grants under the 2017 Amended Long-Term Incentive Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the United States Internal Revenue Code (if applicable). In addition, for each Option with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control, the Board may in its discretion elect to cancel such Option without any payment to the person holding such Option.

Performance Conditions

Grants under the 2017 Amended Long-Term Incentive plan may be subject to performance-based vesting conditions, which may consist of such financial, personal, operational, transaction-based or other performance criteria as may be determined by the Board and set out in an applicable grant agreement. Performance-based vesting conditions may apply to an individual participant or to the Company, an affiliate, the Company and its affiliates as a whole, a business unit of the Company or group comprised of the Company and some affiliates or a group of affiliates, either individually, alternatively or in any combination, and measured either in total, incrementally or cumulatively over a specified performance period, on an absolute basis or relative to a pre-established target or milestone, to previous years’ results or to a designated comparator group or index, or otherwise, provided that the performance period for measurement or achievement of any such performance criteria (or incremental element thereof) will in all events exceed one year. When establishing performance-based vesting conditions, the Board may exclude any or all “extraordinary items” as determined under applicable accounting standards. The Board may provide that performance-based vesting conditions will be adjusted to reflect events occurring during the performance period that affect the applicable performance-based vesting condition.

Options

Options granted under the 2017 Amended Long-Term Incentive Plan will specify the maximum number of Common Shares that the participant may purchase under the Options. Options issued under the 2017 Amended Long-Term Incentive Plan will vest as designated by the Board in the applicable grant agreement. Vesting will be based on continued service and may be exercised during a period determined by the Board, which may not exceed ten years (except in certain situations connection with a blackout period, as further described below). The exercise price for each share subject to an Option shall be fixed by the Board but, except with respect to certain awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with the Company or any of its affiliates, under no circumstances shall it be less than 100% of the closing price per Common Share on the TSX on the trading day immediately preceding such date (the “Market Price”) on the grant date. The exercise of Options may be subject to vesting conditions, including specific time schedules for vesting and performance-based conditions. Generally, a participant’s notice of exercise of an Option must be accompanied by payment of the exercise price. However, upon prior approval of the Board, a participant may elect for a “cashless exercise” of Options, whereby a Participant can receive in Common Shares the net value of an Option that is exercised without paying the exercise price directly. A “cashless exercise” entitles the Participant to Common Shares equal to the number determined by dividing (a) the difference between the Market Price (calculated as at the date of settlement) and the exercise price of such Option by (b) the Market Price

(calculated as at the date of settlement). Options granted under the 2017 Amended Long-Term Incentive Plan may not provide for dividends or dividend equivalents.

If the normal expiry date for Options granted under the 2017 Amended Long-Term Incentive Plan (other than an Incentive Stock Option or an Option held by a U.S. taxpayer) falls within a blackout period or within ten business days following the end of a blackout period, then the expiry date of the Option will, without any further action, be extended to the date that is ten business days following the end of the blackout period. For this purpose, a “blackout period” is a period of time when, pursuant to any policies of the Company, any securities of the Company may not be traded by certain persons as designated by the Company, including any holder of a grant.

Options granted under the 2017 Amended Long-Term Incentive Plan that are intended to qualify as “incentive stock options” under Section 422 of the United States Internal Revenue Code (“Incentive Stock Options”) are subject to additional limitations as further described in the 2017 Amended Long-Term Incentive Plan.

Upon a participant’s termination for cause, any and all outstanding Options whether vested or unvested are forfeited immediately. Except as otherwise provided in the applicable grant agreement, upon a participant’s termination without cause, all vested Options are exercisable for 120 days and all unvested Options are forfeited immediately. Upon a participant’s resignation, except as otherwise provided in the applicable grant agreement, all vested Options are exercisable for 90 days and all unvested Options are immediately forfeited. Upon a participant’s death or disability, except as provided in the applicable grant agreement, all unvested Options are forfeited immediately, and all vested Options will continue to be exercisable for 12 months from the date of death or disability. The Board may extend the period for exercise of a participant’s Options on the participant’s termination or disability, but not beyond the original expiry date, and/or allow for continued vesting of the participant’s Options during the period for exercise or a portion of it. Notwithstanding the above, other than on a termination due to disability or death, Incentive Stock Options will not be exercisable for longer than three months following the date of termination.

Share Units

Under the 2017 Amended Long-Term Incentive Plan, eligible participants may be allocated share units in the form of PSUs or RSUs, which represent the right to receive an equivalent number of Common Shares or amount of cash upon vesting. The issuance of such Common Shares may be subject to vesting requirements similar to those described above with respect to the exercisability of Options, including such time or performance-based conditions as may be determined from time to time by the Board in its discretion. The 2017 Amended Long-Term Incentive Plan provides for the express designation of share units as either RSUs, which have primarily time-based vesting conditions or PSUs, which have primarily performance-based vesting conditions over a specified period. To date, the Company has not allocated any share units under the 2017 Amended Long-Term Incentive Plan. The number of PSUs subject to a PSU grant may be subject to adjustment to reflect changes in compensation, job duties or other factors.

Except as otherwise provided in the applicable grant agreement, if and when cash dividends (other than extraordinary or special dividends) are paid with respect to Common Shares to shareholders of record as of a record date occurring during the period from the grant date to the date of settlement of the RSUs or PSUs granted thereunder, a number of dividend equivalent RSUs or PSUs, as the case may be, will be credited to the participant who is a party to such grant agreement. The number of such additional RSUs or PSUs will be calculated by dividing the aggregate dividends or distributions that would have been paid to such participant if the RSUs or PSUs held by the participant had been Common Shares by the market price on the date on which the dividends or distributions were paid on the Common Shares. Such additional RSUs or PSUs granted to a participant will be subject to the same terms and conditions, including vesting and settlement terms, as the corresponding RSUs or PSUs, as the case may be.

Upon a participant’s termination for cause, all unvested share units are forfeited immediately. Subject to the terms of the applicable grant or as determined by the Board, upon a participant’s termination without cause or due to death or disability, all vested share units will be paid to the participant or the participant’s estate, as applicable. Any unvested share units will be immediately forfeited, provided that any unvested share units that are subject to performance-based vesting conditions that are capable of being partially performed, in the Board’s discretion, will become vested on a pro rata basis to reflect the degree to which the condition has been satisfied (in all cases subject to the terms of the applicable grant). The Board may, at the time of termination or disability, extend the period for vesting of share units, but not beyond the original end of the applicable vesting period, or accelerate the vesting of share units, subject to applicable limitations under United States tax law.

Change in Control

The vesting of outstanding awards will be accelerated in connection with a change in control if a participant’s employment is terminated (other than for cause (as defined in the 2017 Amended Long-Term Incentive Plan)) or he or she resigns for good reason (as defined in the 2017 Amended Long-Term Incentive Plan), in either case, within one year of the change of control. If any share units are subject to performance-based vesting conditions, then the vesting of such share units shall accelerate only to the extent that such performance-based vesting conditions have been satisfied and further provided that if a performance-based vesting condition is, in the Board’s discretion, capable of being partially performed, then vesting will be accelerated on a pro rata basis to reflect the degree to which the performance condition has been satisfied, as determined by the Board.

Transfers

The interest of any participant under the 2017 Amended Long-Term Incentive Plan is generally not transferable or assignable, other than by testamentary disposition by the participant or the laws of intestate succession. In no event will any grant under the 2017 Amended Long-Term Incentive Plan be transferred for value. However, the 2017 Amended Long-Term Incentive Plan does provide that with respect to a participant who is not a U.S. taxpayer, the Board may provide that the participant may assign his or her rights (a) in the case of a transfer without the payment of any consideration, to the participant’s spouse, former spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, persons having one of the foregoing types of relationship with the participant due to adoption and any entity in which these persons (or the participant) own more than 50 percent of the voting interests and (b) to an entity in which more than 50 percent of the voting interests are owned by these persons (or the participant) in exchange for an interest in that entity. In the event of such transfer or assignment, the grant will generally remain subject to substantially the same terms as were applicable while held by the participant to whom it was granted. With respect to participants who are U.S. taxpayers, the Board may permit the participant to transfer Options that are not Incentive Stock Options (“Nonqualified Stock Options”) to any “family member” in accordance with Form S-8 Registration Statement under the Securities Act of 1933. However, U.S. taxpayers cannot receive any consideration for the transfer and such transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Nonqualified Stock Option immediately prior to its transfer.

Clawback

All grants under the 2017 Amended Long-Term Incentive Plan are subject to a clawback (as further described in the 2017 Amended Long-Term Incentive Plan) by the Company, as determined by the Board, in its sole discretion, in the event: (a) the participant fails to comply with any restrictive covenants; (b) the participant is terminated for cause, or the Board reasonably determines after termination that the participant could have been terminated for cause; (c) the Board reasonably determines that the participant engaged in conduct that caused material financial or reputational harm to the Company or engaged in gross negligence, willful misconduct or fraud in the performance of their duties; or (d) the Company’s financial statements are required to be restated (subject to certain exceptions described in the 2017 Amended Long-Term Incentive Plan) and such restatement discloses materially worse financial results in the opinion of the Board.

In addition, any grant agreement under the 2017 Amended Long-Term Incentive Plan may also provide for the cancellation or forfeiture of a grant or the forfeiture and repayment to the Company of any gain related to a grant, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Board or under Section 10D of the Exchange Act, and any applicable rules or regulations promulgated by the SEC or any applicable stock exchange.

Amendment and Termination

The following types of amendments to the 2017 Amended Long-Term Incentive Plan or the entitlements granted under it (other than certain equitable antidilution adjustments as provided for under the 2017 Amended Long-Term Incentive Plan) require the approval of the shareholders: (a) increasing the maximum number of Common Shares that may be issued under the 2017 Amended Long-Term Incentive Plan; (b) reducing the exercise price of an outstanding Option (including cancelling and, in conjunction therewith, re-granting within six months an Option at a reduced exercise price, or substitution of an Option with cash or other awards the terms of which are more favorable to the participant);

(c) extending the term of any grant; (d) amending the assignment rights of participants currently contemplated by the 2017 Amended Long-Term Incentive Plan; (e) expanding the categories of individuals eligible for grants under the 2017 Amended Long-Term Incentive Plan; (f) increasing or removing the percentage limit on Common Shares issuable or issued to insiders under the 2017 Amended Long-Term Incentive Plan; (g) amending the 2017 Amended Long-Term Incentive Plan to provide for other types of equity compensation through equity issuance; (h) amending the 2017 Amended Long-Term Incentive Plan, the effect of which would cause Options held by U.S. taxpayers to no longer receive specific tax treatment under the United States Internal Revenue Code; and (i) amending the amendment provision or granting additional powers to the Board to amend the 2017 Amended Long-Term Incentive Plan or grants without shareholder approval.

The Board may approve amendments to the 2017 Amended Long-Term Incentive Plan or the entitlements granted under it without shareholder approval, other than those specified above as requiring approval of the shareholders, subject to any regulatory approvals including, where required, the approval of the TSX, including: (a) amendments of a “housekeeping” nature; (b) a change to the vesting provisions of any grants; (c) a change to the termination provisions of any grant that does not entail an extension beyond the original term of the grant; or (d) amendments to the provisions relating to a change in control.

The 2017 Amended Long-Term Incentive Plan will remain in effect, unless sooner terminated, until the tenth anniversary of its effective date, except that it must be reapproved by the Company’s shareholders in order for grants to be made under the 2017 Amended Long-Term Incentive Plan after the third anniversary of its effective date. If the 2017 Amended Long-Term Incentive Plan is not approved by shareholders by the third anniversary of its effective date, no further grants may be made under the 2017 Amended Long-Term Incentive Plan but grants previously made will remain outstanding in accordance with their applicable terms and conditions and the 2017 Amended Long-Term Incentive Plan’s terms and conditions.

Other Provisions

For U.S. taxpayers, the 2017 Amended Long-Term Incentive Plan includes certain additional limitations intended to comply with or secure an exemption from Section 409A of the United States Internal Revenue Code.

The Company will not provide financial assistance to participants to facilitate the purchase of securities under the 2017 Amended Long-Term Incentive Plan.

Substitute and Assumed Awards

Grants may be made under the 2017 Amended Long-Term Incentive Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, restricted share units, or performance share units held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any subsidiary of the Company. The grants so made may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the 2017 Amended Long-Term Incentive Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

Withholdings

The Company or an affiliate of the Company will withhold or cause to be withheld from any amount payable to a participant, either under the 2017 Amended Long-Term Incentive Plan, or otherwise, such amount as may be necessary to permit the Company or the affiliate, as applicable, to comply with applicable obligation sunder any federal, provincial, state or local law relating to the withholding of tax or other required deductions. Subject to applicable law and stock exchange requirements, the Company and any affiliate of the Company may also satisfy any liability for any such withholding obligations, on such terms and conditions as the Board may determine in its sole discretion, by (1) requiring such participant to sell any Common Shares and retaining any amount payable which would otherwise be provided or paid to such participant in connection with any such sale, or (2) requiring, as a condition to the delivery of Common Shares hereunder, that such participant make such arrangements as the Board may require so that the Company and its affiliates can satisfy such withholding obligations, including requiring such participant to remit an amount to the Company or an affiliate in advance, or reimburse the Company or any affiliate for, any such withholding obligations.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of NioCorp, other than Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Certain Canadian Federal Income Tax Considerations for U.S. Residents

The following generally summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares.

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the United States, (ii) is entitled to the benefits of the Convention, (iii) holds all Common Shares as capital property, (iii) holds no Common Shares that are “taxable Canadian property” (as defined in the Canadian Tax Act and discussed below) of the holder, (iv) deals at arm’s length with and is not affiliated with the Company, (v) does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, and (vi) is not an insurer that carries on business in Canada and elsewhere (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares should consult their own tax advisers regarding the extent, if any, the benefits of the Convention will apply to the entity in respect of its Common Shares.

Generally, a U.S. Resident Holder’s Common Shares will be considered to be capital property of such holder provided that the U.S. Resident Holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade (i.e. speculation), and does not hold the Common Shares in the course of carrying on a business.

Generally, a U.S. Resident Holder’s Common Shares will not constitute “taxable Canadian property” of such holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes the TSX and Frankfurt Stock Exchange) unless both of the following conditions are met concurrently:

(i)	at any time during the 60-month period that ends at the particular time, 25% or more of the issued shares of any class of the capital stock of the Company were owned by or belonged to one or any combination of:

a.       the U.S. Resident Holder,

b.       persons with whom the U.S. Resident Holder did not deal at arm’s length, and

c.        partnerships in which the U.S. Resident Holder or a person referred to in clause (b) holds a membership interest directly or indirectly through one or more partnerships, and

(ii)	at any time during the 60-month period that ends at the particular time, more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in any of the foregoing, whether or not the property exists.

Common Shares may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect on the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) on or before the date hereof, and the current published administrative and assessing policies of the CRA. It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative or assessing practice, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares generally should not thereby incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition.

A U.S. Resident Holder to whom the Company pays or is deemed to pay a dividend on the holder’s Common Shares will be subject to Canadian withholding tax, and the Company will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of the Company, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the United States for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of NioCorp owned by an entity that is considered fiscally transparent under the laws of the United States and that it is not a resident of Canada, in proportion to the Company’s ownership interest in that entity.

PERFORMANCE GRAPH

The following graph compares total cumulative shareholder return for $100 invested in Common Shares from July 1, 2016, to June 30, 2022, with cumulative total returns for the S&P/TSX Composite Index and S&P/TSX Mining Index:

Overall, the Company’s cumulative return for the five-year period ended within the range of returns for the two selected indices. As an exploration stage company, executive officer compensation has not historically been adjusted to reflect share performance trends. Compensation to executive officers remained flat from 2013 through September 2019, except for increases supported by additional job responsibilities and/or job promotions. Effective September 1, 2019, the Board approved a 10% base rate increase for all NioCorp employees.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of our directors or executive officers, proposed nominees for election as directors or associates of any of them, is or has been indebted to the Company or our subsidiaries at any time since the beginning of the most recently completed financial year, and no indebtedness remains outstanding as at the date of this Information Circular.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person of the Company, no proposed nominee for election as a director of the Company and no associate or affiliate of any of these persons, has any material interest, direct or indirect, in any transaction since the commencement of our last financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company or any of our subsidiaries, other than Mark A. Smith, 7000 S. Yosemite Street, Suite 115, Centennial, CO 80112, as disclosed herein under the heading “Certain Relationships and Related Person Transactions.”

An “informed person” means:

(a)	a director or executive officer of the Company;
(b)	a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company;
(c)	any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of the Company other than voting securities held by the person or company as underwriter in the course of a distribution; and
(d)	the Company, if it has purchased, redeemed or otherwise acquired any of its securities, so long as it holds any of its securities.

MANAGEMENT CONTRACTS

The management functions of the Company are not to any substantial degree performed by any person other than the executive officers and directors of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

The following sets forth certain information regarding transactions between the Company (and its subsidiaries) and its officers, directors and significant shareholders. There have been no other transactions since the end of the Company’s most recently completed fiscal year and there are no currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person (for purposes of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Loan Transactions:

On January 16, 2017, the Company and Mr. Smith entered into a credit agreement (the “Smith Credit Agreement”) pursuant to which Mr. Smith agreed to make available to the Company a credit facility of initially up to $2.0 million. On January 17, 2020, the Company entered into an amending agreement to the Smith Credit Agreement, increasing the limit of the credit facility to $2,500,000 from the previous limit of $2,000,000. On April 3, 2020, the Smith Credit Agreement was amended to increase the limit of the credit facility to $3,000,000 and on June 10, 2020, the Smith Credit Agreement was amended to increase the limit of the credit facility to $3,500,000. In addition, on June 10, 2020, the maturity date for the Smith Credit Agreement was extended to December 15, 2020. On December 14, 2020, the maturity date for the Smith Credit Agreement was extended to December 15, 2021. On December 13, 2021, the maturity date for the Smith Credit Agreement was extended to June 30, 2022. On June 29, 2022, the maturity date for the Smith Credit Agreement was extended to June 30, 2023.

Under the Smith Credit Agreement, Mr. Smith has agreed to advance amounts requested by the Company under the credit facility (the “Loan”) up to the $3.5 million maximum. The Smith Credit Agreement is non-revolving and amounts paid back under the terms of the Smith Credit Agreement do not again become available for drawdowns at the request of the Company.

The Company will pay interest to Mr. Smith on amounts outstanding under the Loan and on any overdue interest at a rate equal to 10% per annum, calculated monthly in arrears, through to the date of repayment of the Loan. Interest on the Loan will be computed on the basis of a 360-day year comprised on twelve 30-day months. Mr. Smith will also receive an establishment fee equal to 2.5% of the amount of any drawdown payable at the time of the drawdown as consideration of the advancement of such drawdown.

Any outstanding balance on the Loan, including accrued interest, shall be immediately due and payable by the Company on the date of expiration of the Smith Credit Agreement or upon the occurrence of an Event of Default (as described below). The Company can pre-pay the Loan at any time without notice and without penalty or prepayment fees.

Drawdowns under the Smith Credit Agreement must be made on a business day before the expiration date for a minimum amount of $10,000 and not cause to total amount advanced to exceed $3,500,000. Further, Mr. Smith must have received the written drawdown request along with payment of the establishment fee. Each drawdown request is subject to the consent of Mr. Smith, which may be withheld in Mr. Smith’s sole discretion.

Under the terms of the Smith Credit Agreement, the Company has covenanted that so long as monies are outstanding under the Loan, it will: (a) repay, or cause to be repaid, the Loan and all other monies required to be paid to Mr. Smith in accordance with the Smith Credit Agreement and (b) duly observe and perform all obligations and agreement set forth in the Smith Credit Agreement.

The following occurrences will trigger an Event of Default under the Smith Credit Agreement, causing the principal amount of the Loan outstanding, plus accrued interest, costs and all other monies owing to Mr. Smith to immediately become payable upon demand by Mr. Smith: (a) if the Company shall default in any payment of principal, interest or other amount when the same is required under the Smith Credit Agreement and such default has continued for a period of seven days after notice in writing has been given by Mr. Smith to the Company regarding such default, (b) if the Company shall become insolvent, make a general assignment for the benefit of its creditors, or passes a resolution for the winding-up, merger or amalgamation of the Company, or the Company declares bankruptcy or a receiver is appointed under applicable law, or a compromise or arrangement is proposed by the Company to its creditors, or the occurrence of similar events, or (c) if the Company defaults in observing or performing any other covenant or agreement of the Smith Credit Agreement and such default has continued for a period of seven days after notice in writing has been given by Mr. Smith to the Company regarding such default.

The Smith Credit Agreement is secured by all of the Company’s assets pursuant to a general security agreement between the Company and Mr. Smith dated June 17, 2015.

Interest payments of $251,741 and $534,512 were paid under the Smith Credit Facility during the years ended June 30, 2022 and 2021, respectively, and $0 of interest remained payable as of June 30, 2022. In addition, principal repayments of $318,000 and $500,000 were made under the Smith Credit Facility during the years ended June 30, 2022 and 2021, respectively.

As of October 20, 2022, there was $2,000,000 principal amount outstanding under the Smith Credit Agreement.

Review, Approval or Ratification of Related Person Transactions

Other than as described below, the Company does not currently have in place any specific policy or procedure in respect of the review, approval or ratification of any transaction required to be reported under Item 404(a) of Regulation S-K. Sections 147-153 of the BCBCA set out rules and procedures applicable to all British Columbia corporations, pursuant to which a director presented with a resolution in respect of any matter (including an equity issuance) in respect of which he/she has an interest must disclose that interest in writing to the corporation’s board of directors prior to the approval of such matter. This procedure ensures that each equity issuance to a director or officer of the Company is approved by all directors of the Company not involved in such sale. All loan transactions from directors and officers are subject to review and approval by the Board prior to acceptance and are documented in the meeting minutes.

SHAREHOLDER PROPOSALS

Under the Exchange Act, the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for an annual general meeting of the Company is calculated in accordance with Rule 14a-8(e) of Regulation 14A under the Exchange Act. If the proposal is submitted for a regularly scheduled annual general meeting, the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary date of the Company’s management information and proxy circular released to the Company’s shareholders in connection with the previous year’s annual general meeting. However, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. Accordingly, unless the date of the next annual general meeting is changed by more than 30 days from the date of this year’s meeting the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for the next annual general meeting of the Company will be June 30, 2023.

The deadline for submitting shareholder proposals, other than director nominations, for the next annual general meeting of shareholders of the Company, but not for inclusion in the management information and proxy circular, is September 13, 2023. If a shareholder proposal, other than a director nomination, is not submitted to the Company by September 13, 2023, the Company may still grant discretionary proxy authority to vote on such shareholder proposal in accordance with Rule 14a-4(c)(1) of Regulation 14A under the Exchange Act.

In addition, there are (i) certain requirements relating to shareholder proposals contained in the BCBCA; and (ii) certain requirements relating to the nomination of directors contained in the Articles of the Company. A shareholder wishing to make a proposal for consideration at an annual general meeting of the Company or wishing to nominate a person to act as a director of the Company should ensure they follow the applicable procedures set forth in the BCBCA and the Articles of the Company.

Under the Company’s advance notice policy, adopted by the shareholders of the Company on December 15, 2014, nominations of persons for election to the Board at any annual general meeting of the shareholders must be received by the Corporate Secretary of the Company not less than 30 days or more than 65 days prior to the date of such meeting; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of such meeting was made (the “Meeting Notice Date”), such shareholder’s notice must be so received not later than the close of business on the 10th day following the Meeting Notice Date.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees for election at the 2023 Annual General Meeting of Shareholders other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the first anniversary of the 2022 Annual General Meeting of Shareholders, which date is October 16, 2023. If the date of the 2023 Annual General Meeting of Shareholders is changed by more than 30 calendar days from the first anniversary of the 2022 Annual General Meeting of Shareholders, then any such notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual General Meeting of Shareholders or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual General Meeting of Shareholders is first made.

DISSENTERS’ RIGHTS OF APPRAISAL

No action is proposed herein for which the laws of British Columbia or the Articles of the Company provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s Common Shares.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

The regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit the Company and brokerage firms to send one Notice of Internet Availability of Meeting Materials to multiple shareholders who share the same address under certain circumstances. Shareholders who hold their shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a shareholder wishes to revoke such a consent previously provided to a broker, the shareholder must contact the broker to revoke the consent. In any event, if a shareholder wishes to receive a separate Notice of Internet Availability of Meeting Materials or other materials for the Meeting or future annual meetings, the shareholder may receive copies by contacting the Corporate Secretary at 7000 South Yosemite Street, Suite 115, Centennial, CO 80112, or by calling (855) 264-6267. Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner. Persons holding shares through a broker can request a single copy by contacting the broker.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at www.sec.gov.

Additional information about the Company is located on SEDAR at www.sedar.com. Financial information is provided in the Company’s comparative financial statements and Management’s Discussion and Analysis for its most recently completed financial year ended June 30, 2022. At the written request of any registered shareholder who owns shares on the record date, the Company will provide to such shareholder, without charge, a paper copy of the Meeting Materials, including the Company’s Annual Report to Shareholders. If requested, the Company will provide copies of the exhibits for a reasonable fee. Requests for additional paper copies of the Annual Report, the financial statements and Management’s Discussion and Analysis should be made by writing to the Chief Financial Officer and Corporate Secretary, Neal Shah, at the following address:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO 80112

OTHER MATERIAL FACTS

Management knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the proxy solicited hereby will be voted on such matter in accordance with the best judgment of the persons voting by proxy.

DATED at Centennial, Colorado, on the 28th day of October, 2022.

BY ORDER OF THE BOARD

NIOCORP DEVELOPMENTS LTD.

/s/ Mark A. Smith

Mark A. Smith

President, Chief Executive Officer, Executive Chairman and Director

SCHEDULE A
Form of proxy

8th Floor, 100 University AvenueToronto, Ontario M5J 2Y1www.computershare.com000001Mr ASampleDesignation (if any)Security ClassAdd1COMMON SHARESAdd2add3Holder Account Number add4add5C1234567890 INDadd6Form of Proxy - Annual General Meeting to be held on December 15, 2022FoldThis Form of Proxy is solicited by and on behalf of Management or the Board, as applicable.Notes to proxy1.Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Proxyholders whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).2.If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.3.This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.4.If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was received by Management.5.The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Proxyholders listed on the reverse, this proxy will be voted as recommended by Management or the Board, as applicable.6.The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against or abstained from voting each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.7.This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information and Proxy Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law.8.This proxy should be read in conjunction with the accompanying documentation provided by Management.FoldProxies submitted must be received by 10:00 am, Mountain Standard Time, on December 13, 2022.VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the TelephoneTo Vote Using the InternetTo Receive Documents Electronically•Call the number listed BELOW from a touch tone •Go to the following web site: •You can enroll to receive future securityholdertelephone.www.investorvote.comcommunications electronically by visitingwww.investorcentre.com.1-866-732-VOTE (8683) Toll Free•Smartphone?Scan the QR code to vote now.If you vote by telephone or the Internet, DO NOT mail back this proxy.Voting by mail Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Proxyholders named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.CONTROL NUMBER123456789012345CPUQC01.E.INT/000001/i123401UXPB
MR SAM SAMPLEC1234567890XXX123Appointment of ProxyholderPrint the name of the person you are appointing if this person is someone other than the Management Proxyholders listed herein.ORI/We being holder(s) of securities of NioCorp Developments Ltd. (the “Company”) hereby appoint: Mark A. Smith, President, Chief Executive Officer, and Executive Chairman of the Company, or failing this person, Neal S. Shah, Chief Financial Officer, and Corporate Secretary of the Company (the “Management Proxyholders”)as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of Shareholders of the Company to be held at 7000 S Yosemite St, Lower Level Conference Room, Centennial, CO 80112, on Thursday, December 15, 2022 at 10:00 a.m. MST, and at any adjournment or postponement thereof.VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.ForAgainst1. Number of DirectorsTo set the number of Directors at Seven.2. Election of DirectorsFoldForWithholdForWithholdForWithhold02. Michael J. Morris03. David C. Beling01. Mark A. Smith04. Anna Castner Wightman05. Nilsa Guerrero-Mahon06. Fernanda Fenga07. Peter OliverForWithhold3. Appointment of AuditorsAppointment of BDO USA, LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration.ForAbstainAgainst4. Advisory Vote to Approve Named Executive Officer CompensationApproval, on a nonbinding, advisory basis, of the compensation of the Company’s named executive officers.Every YearAbstainEvery Three YearsEvery Two Years5. Advisory Vote to Approve the Frequency of Shareholder Advisory Votes to Approve Named Executive Officer CompensationApproval, on a nonbinding, advisory basis, of the frequency of future shareholder advisory votes to approve the compensation of the Company’s named executive officers.FoldSignature of ProxyholderI/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and this proxy appoints the Management Proxyholders, this proxy will be voted as recommended by Management or the Board, as applicable.DateSignature(s)MM / DD / YYInterim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.Annual Financial Statements – Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.Information Circular – Mark this box if you would like to receive the Management Information and Proxy Circular by mail for the next securityholders’ meeting.If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. AR1XXXXBTDQ34356999999999999901UXQB